                             PURCHASE AND SALE AGREEMENT



                                    By and Between



                                FOREST OIL CORPORATION



                                         and



                               THE ANSCHUTZ CORPORATION





                                    April 6, 1998

                                  TABLE OF CONTENTS

                                 ARTICLE I DEFINITIONS
  1.01    Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . .  1
  1.02    Other Definitional Provisions; Construction. . . . . . . . . . . .  1

              ARTICLE II PURCHASE AND SALE; CLOSING; RECEIPTS AND CREDITS
  2.01    Purchase and Sale Transactions . . . . . . . . . . . . . . . . . .  2
  2.02    Adjustments to Cash Amount . . . . . . . . . . . . . . . . . . . .  3
  2.03    Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
  2.04    Actions To Be Taken At Closing . . . . . . . . . . . . . . . . . .  4
  2.05    Intent of Parties Regarding Certain Receipts and Credits . . . . .  5

                 ARTICLE III REPRESENTATIONS AND WARRANTIES OF FOREST
  3.01    Corporate Existence and Power. . . . . . . . . . . . . . . . . . .  6
  3.02    Authorization; Contravention . . . . . . . . . . . . . . . . . . .  6
  3.03    Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
  3.04    Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . .  7
  3.05    Financial Information. . . . . . . . . . . . . . . . . . . . . . .  7
  3.06    Absence of Certain Changes or Events . . . . . . . . . . . . . . .  7
  3.07    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
  3.08    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
  3.09    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . .  8
  3.10    Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . .  9
  3.11    Labor Disputes and Acts of God . . . . . . . . . . . . . . . . . . 10
  3.12    Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . 10
  3.13    Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . 11
  3.14    SEC Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
  3.15    Brokers and Finders. . . . . . . . . . . . . . . . . . . . . . . . 12
  3.16    Investment Intent. . . . . . . . . . . . . . . . . . . . . . . . . 12

                 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF ANSCHUTZ
  4.01    Corporate Existence and Power. . . . . . . . . . . . . . . . . . . 12
  4.02    Authorization; Contravention . . . . . . . . . . . . . . . . . . . 13
  4.03    Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
  4.04    Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . 13
  4.05    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . 13
  4.06    Absence of Certain Changes or Events . . . . . . . . . . . . . . . 13
  4.07    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
  4.08    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
  4.09    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . 15
  4.10    Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . 16
  4.11    Labor Disputes and Acts of God . . . . . . . . . . . . . . . . . . 16
  4.12    Anschutz Subsidiaries; Capitalization. . . . . . . . . . . . . . . 16
  4.13    Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . 17
  4.14    Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
  4.15    Brokers and Finders. . . . . . . . . . . . . . . . . . . . . . . . 19


                                         -i-

  4.16    Investment Intent. . . . . . . . . . . . . . . . . . . . . . . . . 19
  4.17    Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
  4.18    Oil and Gas Properties . . . . . . . . . . . . . . . . . . . . . . 20
  4.19    Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
  4.20    Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . 23
  4.21    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
  4.22    Affiliate Matters. . . . . . . . . . . . . . . . . . . . . . . . . 26
  4.23    Special Purpose Company. . . . . . . . . . . . . . . . . . . . . . 26
  4.24    Misstatements. . . . . . . . . . . . . . . . . . . . . . . . . . . 26
  4.25    Non-Foreign Representation . . . . . . . . . . . . . . . . . . . . 26

                      ARTICLE V PRE-CLOSING COVENANTS OF ANSCHUTZ
  5.01    Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
  5.02    Affirmative Covenants. . . . . . . . . . . . . . . . . . . . . . . 27
  5.03    Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . 28
  5.04    No Shop. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
  5.05    Notice of Breach . . . . . . . . . . . . . . . . . . . . . . . . . 30
  5.06    Representations and Warranties True. . . . . . . . . . . . . . . . 30
  5.07    Hart-Scott-Rodino Act. . . . . . . . . . . . . . . . . . . . . . . 30
  5.08    Conditions to Closing. . . . . . . . . . . . . . . . . . . . . . . 30
  5.09    Operatorship . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
  5.10    Public Announcements . . . . . . . . . . . . . . . . . . . . . . . 30
  5.11    Canadian Merger. . . . . . . . . . . . . . . . . . . . . . . . . . 30
  5.12    Waiver of AREC Creditors . . . . . . . . . . . . . . . . . . . . . 31

                      ARTICLE VI PRE-CLOSING COVENANTS OF FOREST
  6.01    Notice of Breach . . . . . . . . . . . . . . . . . . . . . . . . . 31
  6.02    Representations and Warranties True. . . . . . . . . . . . . . . . 31
  6.03    Hart-Scott-Rodino Act. . . . . . . . . . . . . . . . . . . . . . . 31
  6.04    Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
  6.05    Public Announcements . . . . . . . . . . . . . . . . . . . . . . . 31
  6.06    Board Action . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
  6.07    Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . . 33

                     ARTICLE VII TITLE MATTERS AND CASUALTY LOSSES
  7.01    Defect Notices . . . . . . . . . . . . . . . . . . . . . . . . . . 33
  7.02    Curing Defects . . . . . . . . . . . . . . . . . . . . . . . . . . 33
  7.03    Determination of Designated Value and Defect Value . . . . . . . . 33
  7.04    Casualty Defect. . . . . . . . . . . . . . . . . . . . . . . . . . 34

                          ARTICLE VIII CONDITIONS TO CLOSING
  8.01    Conditions to Obligations of Forest. . . . . . . . . . . . . . . . 35
  8.02    Conditions to Obligations of Anschutz. . . . . . . . . . . . . . . 36

                              ARTICLE IX OTHER AGREEMENTS
  9.01    Grounds for Termination. . . . . . . . . . . . . . . . . . . . . . 37
  9.02    Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . 37
  9.03    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38


                                         -ii-

  9.04    Cross Indemnity for Certain Fees and Expenses. . . . . . . . . . . 38
  9.05    Indemnification of Forest. . . . . . . . . . . . . . . . . . . . . 38
  9.06    Indemnification of Anschutz. . . . . . . . . . . . . . . . . . . . 39
  9.07    Limitations on Indemnification . . . . . . . . . . . . . . . . . . 39
  9.08    Indemnification Procedure. . . . . . . . . . . . . . . . . . . . . 39
  9.09    Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . 40
  9.10    Area of Mutual Interest. . . . . . . . . . . . . . . . . . . . . . 40
  9.11    Tax Basis. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
  9.12    Transition Period. . . . . . . . . . . . . . . . . . . . . . . . . 41
  9.13    Disclaimers. . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
  9.14    Release of Certain Guaranties and Indemnities. . . . . . . . . . . 42
  9.15    Books, Records, Files and Data . . . . . . . . . . . . . . . . . . 43
  9.16    Special Agreement Regarding AREC Balance Sheet . . . . . . . . . . 43
  9.17    Agreement Regarding Royalty Plan . . . . . . . . . . . . . . . . . 43

                                    ARTICLE X TAXES
  10.01   Preparation and Filing of Tax Returns. . . . . . . . . . . . . . . 44
  10.02   368(a) Reorganization. . . . . . . . . . . . . . . . . . . . . . . 44
  10.03   Access to Information. . . . . . . . . . . . . . . . . . . . . . . 44
  10.04   Anschutz Tax Indemnifications. . . . . . . . . . . . . . . . . . . 45
  10.05   Forest Tax Indemnifications. . . . . . . . . . . . . . . . . . . . 45
  10.06   Tax Indemnification Procedures.. . . . . . . . . . . . . . . . . . 45
  10.07   Survival of Tax Provisions . . . . . . . . . . . . . . . . . . . . 46
  10.08   Audits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

                               ARTICLE XI MISCELLANEOUS
  11.01   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
  11.02   Governing Law and Construction . . . . . . . . . . . . . . . . . . 47
  11.03   Entire Agreement; Amendments and Waivers . . . . . . . . . . . . . 47
  11.04   Successors; Third Party Beneficiaries. . . . . . . . . . . . . . . 48
  11.05   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
  11.06   Multiple Counterparts. . . . . . . . . . . . . . . . . . . . . . . 48
  11.07   Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . 48
  11.08   Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48


                                   LIST OF EXHIBITS

Exhibit   2.04(i)   Form of Second Amendment to Shareholders Agreement
          2.04(j)   Form of Amendment No. 2 to Registration Rights Agreement
          2.04(k)   Form of Amendment No. 2 to Rights Agreement


                                  LIST OF SCHEDULES

Schedule  1.01      Defined Terms
          3.03      Consents and Approvals (Forest)
          3.08(a)   Litigation (Forest)
          3.10(c)   Employee Matters (Forest)
          4.03      Approvals (Anschutz)
          4.06      Absence of Certain Changes or Events (Anschutz)
          4.07      Tax Claims (Anschutz)
          4.12      Anschutz Subsidiaries; Capitalization
          4.14      Contracts
          4.17      Property (Anschutz)
          4.18(d)   Wells
          4.18(e)   Overbalance
          4.20      Environmental Matters
          4.23      Special Purpose Company
          5.03      Negative Covenants
          9.12      Transition Period Obligations
          9.14      Anschutz Support Arrangements

                             PURCHASE AND SALE AGREEMENT


     This Purchase and Sale Agreement (this "AGREEMENT") is made and entered into on this 6 day of April, 1998, by and between Forest Oil Corporation, a New York corporation ("FOREST"), and The Anschutz Corporation, a Kansas corporation ("ANSCHUTZ"). Forest and Anschutz are sometimes referred to herein collectively as the "PARTIES" and individually as a "PARTY."


                                       RECITALS

     Anschutz, directly or indirectly through one or more Affiliates, owns (or will own prior to the closing of the transactions contemplated hereby) various oil and gas properties and interests located in the United States, Canada and elsewhere.

     Subject to the terms and conditions set forth herein, Forest and Anschutz desire to consummate a series of transactions pursuant to which Forest will acquire control of, or a direct interest in, certain of such oil and gas properties and interests from Anschutz.

     NOW, THEREFORE, for and in consideration of the premises and of the mutual agreements, provisions and covenants herein contained, and the mutual benefits to be derived therefrom, the Parties do hereby covenant and agree as follows:


                                      ARTICLE I
                                     DEFINITIONS

     1.01 DEFINED TERMS. Each capitalized term used herein shall have the meaning given such term in Schedule 1.01.

     1.02 OTHER DEFINITIONAL PROVISIONS; CONSTRUCTION. As used herein and in any certificate or document made or delivered pursuant hereto, accounting terms not wholly defined in this Agreement shall have the respective meanings given to them under GAAP as in effect on the Closing Date. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Schedules or Exhibits refer to the Schedules and Exhibits attached to this Agreement, each of which is made a part hereof for all purposes; (d) references to Legal Requirements refer to such Legal Requirements as in effect from time to time prior to the Closing Date;
(e) references to money refer to legal currency of the United States of America; and (f) the word "including" means "including, without limitation."


                                      ARTICLE II
                   PURCHASE AND SALE; CLOSING; RECEIPTS AND CREDITS

     2.01 PURCHASE AND SALE TRANSACTIONS. Subject to the terms and conditions set forth in this Agreement, the following transactions shall take place at Closing (or, to the extent provided in clause (a) below, prior to Closing):

           (a) prior to Closing, Anschutz shall contribute to AREC through its corporate parent, AREC Holding, Inc., cash in the amount of US$55,000,000 (such amount, as adjusted pursuant to Section 2.02, being herein referred to as the "CASH AMOUNT");

           (b) Forest and Anschutz shall take such actions and execute such documents and instruments as may be necessary to cause each of the Anschutz Subsidiaries designated below to be merged with a wholly-owned subsidiary of Forest to be designated by Forest, such that (i) the applicable Anschutz Subsidiary is the surviving corporation in such merger, (ii) the issued and outstanding shares of common stock of such Anschutz Subsidiary are converted into the number of shares of Forest Common Stock indicated below,
     (iii) the name of the surviving Anschutz Subsidiary is changed to remove the word "Anschutz" from such entity's name, and (iv) such merger qualifies as a reorganization pursuant to sections 368(a) and 368(a)(2)(E) of the
     Code:

 NAME OF ANSCHUTZ SUBSIDIARY                           NUMBER OF SHARES OF
                                                       FOREST COMMON STOCK
 AREC Holding, Inc.                                               5,022,152
 Anschutz South Africa Corporation                                   73,639
 Anschutz Romania Corporation                                        92,048
 Anschutz Albania Corporation                                        73,639
 Anschutz Switzerland Corporation                                    18,410
 Anschutz Tunisia Corporation                                        36,819
 Anschutz Spain Corporation                                          14,728
 Anschutz Austria Corporation                                        18,410
                                                                 ----------
                             Total                                5,349,845


     (c) Anschutz shall convey, or cause its applicable subsidiary to convey, the Italian Assets to Forest or its designee in exchange for the issuance by Forest to Anschutz of 25,774 shares of Forest Common Stock; and

     (d) subject to the terms of Section 5.11 (and except with respect to such capital stock listed in Schedule 4.12 as being owned by a Person other than Anschutz, its Affiliates or the Anschutz Subsidiaries), Forest and Anschutz shall take such actions and execute such documents and instruments as may be necessary to cause all of the issued and outstanding capital stock of each of the Anschutz Subsidiaries designated below to be conveyed to Forest or one or more of its designees in exchange for the number of shares of Forest Common Stock indicated below such that such exchange qualifies as a reorganization pursuant to section 368(a)(1)(B) of the Code:

                                                      NUMBER OF SHARES OF
     NAME OF ANSCHUTZ SUBSIDIARY                      FOREST COMMON STOCK
     Anschutz Canada                                               441,832
     Anschutz Germany GmbH                                          29,455
     Anschutz (Thailand) Company Limited                           103,094
                                                                  --------
                               Total                               574,381


     2.02 ADJUSTMENTS TO CASH AMOUNT. (a) The Cash Amount shall be adjusted as follows:

            (i) the Cash Amount shall be adjusted downward by the sum of the following amounts:

                    (A) an amount equal to the sum of all capital contributions, loans and payments on the Thailand Note made by Anschutz or one of its Affiliates to any of the Anschutz Subsidiaries (other than AREC), or to AIP in connection with the Italian Assets, in each case during the period beginning on January 1, 1998, and ending on the Closing Date in order to permit such Anschutz Subsidiaries or AIP to satisfy capital or operating expenses attributable to the ownership or operation of the Oil and Gas Properties from and after January 1, 1998; provided, however, that such amount shall not include any capital contributions, loans or payments to the Anschutz Subsidiaries or AIP to the extent the proceeds thereof are or were used to (1) pay any general corporate overhead and administrative expenses of Anschutz or any of its Affiliates, (2) pay capital or other expenses incurred or paid in violation of the covenants of Anschutz set forth in Section 5.02 or
            5.03 or (3) pay capital or other expenses attributable to the period of time prior to January 1, 1998;

                    (B) the amount of all monies, proceeds, receipts, credits and income received by the Anschutz Subsidiaries (other than AREC) after December 31, 1997, that are attributable to the ownership or operation of Anschutz Assets other than the Anschutz Assets owned by AREC (collectively, the "NON-AREC ANSCHUTZ ASSETS") for all periods of time on or before December 31, 1997; and

                    (C) if the indebtedness referenced in clause (b) of the definition of "AREC Credit Facilities" is prepaid prior to Closing by AREC with funds contributed to it by Anschutz or one of Anschutz's Affiliates, an amount equal to the amount paid by AREC with such funds in satisfaction thereof; and

            (ii) the Cash Amount shall be adjusted upward by the sum of the following amounts:

                    (A) the sum of all amounts, if any, distributed, loaned or paid by any of the Anschutz Subsidiaries to Anschutz or any of its Affiliates after December 31, 1997;

                    (B) an amount equal to the sum of all Defect Values attributable to any Title Defects that have not been cured by Anschutz or waived by Forest;

                    (C) an amount equal to the Defect Value attributable to any Casualty Defects with respect to which Forest has made the election provided for in Section 7.04(a); and
                    (D) the amount of all capital or operating expenses paid by the Anschutz Subsidiaries (other than AREC) after December 31,
            1997, that are attributable to the ownership or operation of the Non-AREC Anschutz Assets on or before December 31, 1997.

     (b) Anschutz shall prepare and deliver to Forest, at least 30 days prior to the Closing Date, Anschutz's estimate of the adjustments to the Cash Amount provided for in Section 2.02(a) above, together with a statement setting forth Anschutz's estimate of the final Cash Amount. Such estimate shall include such backup or supporting information as may be necessary to permit Forest to understand how Anschutz determined such estimates. Forest and Anschutz shall negotiate in good faith and attempt to agree on such estimated adjustments prior to Closing. In the event any estimated adjustment amounts are not agreed upon prior to Closing, the estimate of the Cash Amount for purposes of Closing shall be calculated based on the estimated adjustments that Forest and Anschutz have agreed upon and the arithmetic average of Forest's and Anschutz's good faith estimation of any disputed adjustments.

     (c) Within 60 days after Closing, Anschutz shall prepare and deliver to Forest a statement setting forth each adjustment to the Cash Amount required pursuant to Section 2.02(a) and showing the calculation of each such adjustment. From and after Closing and until the final Cash Amount has been determined pursuant to this Section 2.02(c), Anschutz shall make available to Forest at any reasonable time such books and records as may be reasonably necessary for Forest to verify the accuracy of the adjustments set forth on such statement. Within 30 days after receipt of such statement from Anschutz, Forest shall deliver to Anschutz a written report containing all changes that Forest proposes to be made to such statement, in each case together with a reasonably detailed explanation therefor. Forest and Anschutz shall then undertake to agree on the items in dispute and the final Cash Amount no later than 30 days of receipt by Anschutz of Forest's statement of proposed changes. At any time after the end of such 30-day period, any adjustments remaining in dispute or not finally determined and agreed upon (except for any adjustments in respect of Title Defects and Casualty Defects, which shall be resolved as provided in Section 7.03) may, at the request of either Anschutz or Forest, be submitted to KPMG Peat Marwick for determination. Such firm shall be instructed to make such determination within 30 days following such submission and such determination shall be final and binding upon Forest and Anschutz, with the fees and expenses of such firm to be shared equally by both Parties. Within five days following the final determination of the Cash Amount pursuant to this Section 2.02(c) (which final determination, however determined, shall be final and binding upon Forest and Anschutz) (i) if the final Cash Amount is greater than the estimated Cash Amount used for purposes of Closing, Anschutz shall pay an amount equal to such difference to Forest and (ii) if the final Cash Amount is less than the estimated Cash Amount used for purposes of Closing, Forest shall pay an amount equal to such difference to Anschutz.

     2.03 CLOSING. Subject to the terms of Section 5.11, the closing of the transactions contemplated by this Agreement ("CLOSING") shall take place at the offices of Forest, 1600 Broadway, Suite 2200, Denver, Colorado 80202, at 10:00 a.m., local time, on the later to occur of (a) May 13, 1998, and (b) the second business day following the date on which all of the conditions set forth in
Article VIII have been satisfied or waived. The date on which Closing actually occurs shall be referred to herein as the "CLOSING DATE."

     2.04 ACTIONS TO BE TAKEN AT CLOSING. At Closing, the following shall occur:

            (a) Forest and Anschutz shall execute, deliver and file with the appropriate Governmental Entities such documents and instruments, and shall take such other actions, as may be necessary to effect the merger transactions contemplated by Section 2.01(b);
            (b) Anschutz shall deliver to Forest or its applicable designee one or more certificates evidencing its ownership of the Purchased Equity Interests, together with stock powers duly executed in blank or duly executed instruments of transfer;

            (c) Forest shall deliver to Anschutz or its applicable subsidiary one or more certificates issued in the name of Anschutz or such subsidiary, as applicable, evidencing the ownership by such entity of the shares of Forest Common Stock to be issued by Forest to Anschutz pursuant to Sections 2.01 (b)-(d) (collectively, the "FOREST SHARES");

            (d) Anschutz and the applicable subsidiaries of Anschutz shall execute and deliver to Forest or its applicable designee an Assignment and Bill of Sale conveying the Italian Assets and the Thailand Note to Forest, which Assignment and Bill of Sale shall be in a form that is mutually satisfactory to Forest and Anschutz;

            (e) Anschutz shall deliver to Forest the resignations of the members of the Boards of Directors and all officers of the Anschutz Subsidiaries;

            (f)     Anschutz shall deliver to Forest the certificate required by
     Section 8.01(c);

            (g)     Forest shall deliver to Anschutz the certificate required by
     Section 8.02(c);

            (h) Anschutz shall execute and deliver to Forest such instruments, dated the Closing Date, as are necessary to (i) release the Anschutz Subsidiaries from any and all Claims of Anschutz and its Affiliates and (ii) evidence the repayment or other satisfaction of all Intercompany Indebtedness other than the Thailand Note;

            (i) the Parties shall execute and deliver that certain Second Amendment to Shareholders Agreement substantially in the form of
     Exhibit 2.04(i);

            (j) the Parties shall execute and deliver that certain Amendment No. 2 to Registration Rights Agreement substantially in the form of
     Exhibit 2.04(j);

            (k) Forest shall execute and deliver that certain Amendment No. 2 to Rights Agreement substantially in the form of Exhibit 2.04(k);

            (l) Anschutz shall deliver to Forest a complete and accurate list showing, as of the Closing Date, (i) the name of each bank in which the Anschutz Subsidiaries have accounts or safe deposit boxes, (ii) the names in which such accounts or boxes are held and (iii) the name of each Person authorized to draw thereon or have access thereto;

            (m) each Party shall execute and deliver such documents as are required pursuant to Section 9.14; and

            (n) each Party shall execute and deliver such other documents and take such other action at Closing as may be required pursuant to the terms of this Agreement.

     2.05   INTENT OF PARTIES REGARDING CERTAIN RECEIPTS AND CREDITS.
(a) Subject to the terms hereof and except to the extent same have already been taken into account as an adjustment to the Cash Amount, Forest and Anschutz agree to take such actions as may be necessary to ensure that (i) Forest, either directly or through the applicable Anschutz Subsidiary, receives the benefit of or credit for all monies, proceeds, receipts, credits and income attributable to the ownership or operation of the Non-AREC Anschutz Assets for all periods of time subsequent to December 31, 1997, and (ii) Anschutz, either directly or through one of its Affiliates, receives the benefit of or credit for all monies, proceeds, receipts, credits and income attributable to the ownership or operation of the Non-AREC Anschutz Assets for all periods of time on or prior to December 31, 1997.

     (b) Subject to the terms hereof (including the proviso clause set forth in Section 2.02(a)(i)(A) and the indemnity provisions contained herein) and except to the extent same have already been taken into account as an adjustment to the Cash Amount, Forest and Anschutz agree to take such actions as may be necessary to ensure that (i) Forest, either directly or through the applicable Anschutz Subsidiary, bears the burden of all costs and expenses attributable to the ownership or operation of the Non-AREC Anschutz Assets for all periods of time subsequent to December 31, 1997, and (ii) Anschutz, either directly or through one of its Affiliates, bears the burden of all costs and expenses attributable to the ownership or operation of the Non-AREC Anschutz Assets for all periods of time on or before December 31, 1997.


                                     ARTICLE III
                       REPRESENTATIONS AND WARRANTIES OF FOREST

     Forest represents and warrants to Anschutz as of the date hereof and as of the Closing Date, as follows:

     3.01 CORPORATE EXISTENCE AND POWER. Each of Forest and its Consolidated Subsidiaries (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has all necessary corporate power and authority and all material Licenses and Approvals required to own, lease, license or use its properties now owned, leased, licensed or used and to carry on its business as now conducted, (c) is duly qualified as a foreign corporation under the laws of each jurisdiction in which both (i) qualification is required either (A) to own, lease, license or use its properties now owned, leased, licensed and used or (B) to carry on its business as now conducted and (ii) the failure to be so qualified could materially and adversely affect either or both of (A) the business, properties, operations, prospects or condition (financial or otherwise) of Forest and its Consolidated Subsidiaries, taken as a whole, and (B) the ability of Forest or any of its Consolidated Subsidiaries, as the case may be, to perform its obligations under this Agreement or any agreement contemplated hereunder to which it is or may become a party and (d) subject to obtaining the Approvals identified in Schedule 3.03, has all necessary corporate power and authority to execute and deliver this Agreement and each document to be executed and delivered in connection with the consummation of the transactions contemplated by this

Agreement (this Agreement and such other documents being herein collectively referred to as the "TRANSACTION DOCUMENTS") to which it is or may become a party.

     3.02 AUTHORIZATION; CONTRAVENTION. Subject to obtaining the Approvals identified in Schedule 3.03, the execution and delivery by each of Forest and its Consolidated Subsidiaries of each Transaction Document to which it is or may become a party and the performance by it of its obligations under each of those Transaction Documents have been duly authorized by all necessary corporate action and do not and will not (a) contravene, violate, result in a breach of or constitute a default under, (i) its articles of incorporation or certificate of incorporation, as the case may be, or bylaws, (ii) any Legal Requirement by which Forest or any of its Consolidated Subsidiaries or any of their properties may be bound or affected, including, but not limited to, the Hart-Scott-Rodino Act, or (iii) any Contract to which Forest or any of its Consolidated Subsidiaries is a party or by which Forest or any of its Consolidated Subsidiaries or their properties may be bound or affected or (b) except as contemplated by the Transaction Documents, result in or require the creation or imposition of any Encumbrance on any of the properties now owned or hereafter acquired by Forest or any of its Consolidated Subsidiaries.

     3.03 APPROVALS. Except as described in Schedule 3.03, no Approval of any Governmental Entity or other Person is required or advisable on the part of Forest or its Consolidated Subsidiaries for (a) the due execution and delivery by Forest or such Consolidated Subsidiary, as the case may be, of any Transaction Document to which it is or may become a party, (b) its consummation of the transactions contemplated by this Agreement, (c) the performance by Forest or such Consolidated Subsidiary, as the case may be, of its obligations under each Transaction Document to which it is or may become a party and (d) the exercise by Anschutz of its rights and remedies under each Transaction Document.

     3.04 BINDING EFFECT. Each Transaction Document to which Forest or any of its Consolidated Subsidiaries is or may become a party is, or when executed and delivered in accordance with this Agreement will be, the legally valid and binding obligation of Forest or such Consolidated Subsidiary, as the case may be, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

     3.05 FINANCIAL INFORMATION. Forest has delivered to Anschutz true and complete copies of (a) the audited consolidated balance sheet of Forest and its Consolidated Subsidiaries as of December 31, 1996, and the related audited consolidated statements of income, changes in shareholders' equity and cash flows for such entities for the calendar year then ended, and (b) the unaudited consolidated balance sheet of Forest and its Consolidated Subsidiaries and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for such entities for the nine-month period ended on September 30, 1997 (collectively, the "FOREST FINANCIAL STATEMENTS"). The Forest Financial Statements fairly present the consolidated financial position, results of operations, shareholders' equity and cash flows of Forest and its Consolidated Subsidiaries as of the dates and for the periods covered thereby, in each case in accordance with GAAP applied on a consistent basis, except as described in the footnotes to such Forest Financial Statements, and in the case of the unaudited Financial Statements, subject to normal audit or year end adjustments.

     3.06 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1997, there has been no material adverse change in the business, properties, operations, prospects or condition (financial or otherwise) of Forest and its Consolidated Subsidiaries, taken as a whole, in each case except with respect to circumstances or events that have affected the oil and gas industry generally, including warm or wet weather in markets for the consumption of oil and gas products.

     3.07 TAXES. (a) Each of Forest and its Consolidated Subsidiaries has filed all Tax Returns that are required to be filed with any Governmental Entity and has paid all Taxes due pursuant to such Tax Returns or any assessment received by it or otherwise required to be paid, except Taxes being contested in good faith by appropriate proceedings or for which adequate reserves or other provisions are maintained, and except for the filing of Tax Returns as to which the failure to file has not had, and could not reasonably be expected to have, a Material Adverse Effect on Forest and its Consolidated Subsidiaries.

     (b) Federal income tax returns of Forest and its Consolidated Subsidiaries have been closed through the year ended December 31, 1993, except for net operating losses, which remained open from the year ended December 31, 1985. Forest knows of no basis for the assessment of any material amount of Taxes for any period covered by the Tax Returns that are referred to in
Section 3.07(a) that is not reflected on those Tax Returns other than those Taxes being contested in good faith by appropriate proceedings or for which adequate reserves or other provisions are maintained. None of Forest and its Consolidated Subsidiaries is a party to any Claim by any Governmental Entity and no Claim has been asserted or threatened against it for assessment or collection of any Taxes. None of Forest and its Consolidated Subsidiaries has executed or filed with the Internal Revenue Service or any other taxing authority any agreement extending the period of assessment or collection of any Taxes or any consent to have the provisions of section 341(f) of the Code applied to it except as required by the dual consolidated loss rules under Treasury Regulation
Section 1.1503-2T(c)(3). No power of attorney granted by Forest or any of its Consolidated Subsidiaries with respect to tax matters is currently in force.

     (c) All Taxes that Forest or any of its Consolidated Subsidiaries is required to withhold or collect have been withheld or collected and, to the extent required, have been paid to the proper Governmental Entity on a timely basis, and each of Forest and its Consolidated Subsidiaries has withheld proper amounts from its employees for all periods in full compliance with tax withholding provisions of applicable Legal Requirements, except for withholdings or collections as to which the failure to withhold or collect has not had, and could not reasonably be expected to have a Material Adverse Effect on Forest and its Consolidated Subsidiaries.

     (d) No portion of the Real Property or plant, structures, fixtures or improvements of Forest or any of its Consolidated Subsidiaries is subject to any special assessment, the liability with respect to which, individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect on Forest and its Consolidated Subsidiaries. Forest has no Knowledge of any proposal for any such assessment.

     3.08 LITIGATION. (a) Except as disclosed in Schedule 3.08(a), there is no Claim pending or, to the Knowledge of Forest, threatened against Forest or any of its Consolidated Subsidiaries that (i) involves any of the transactions contemplated hereby or (ii) individually or in the aggregate, if determined adversely to any of them, could result in liability to any of them in an amount that exceeds $50,000 individually or $100,000 in the aggregate.

     (b) There is no Claim pending or, to the knowledge of each of Forest and its Consolidated Subsidiaries, threatened against Forest or any of its Consolidated Subsidiaries that involves any of the transactions contemplated hereby or any property owned, leased, licensed or used by Forest or any of its Consolidated Subsidiaries that, individually or in the aggregate, if determined adversely to any of them, has had, or could reasonably be expected to have, a Material Adverse Effect on Forest and its Consolidated Subsidiaries.

     3.09 COMPLIANCE WITH LAWS. (a) Forest and its Consolidated Subsidiaries have not violated (without a subsequent timely and complete cure thereof) and are in compliance with all Legal Requirements, except for any such failure to comply that, individually or in the aggregate, has not had, and could not reasonably be expected to have, a Material Adverse Effect on Forest and its Consolidated Subsidiaries.

     (b) Neither Forest nor any of its Consolidated Subsidiaries has received any notice of a violation of or default with respect to any Legal Requirement or any decision, ruling, order or award of any Governmental Entity or arbitrator applicable to them or their business, properties or operations, including individual products or services sold or provided by them, except for violations or defaults that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect on Forest and its Consolidated Subsidiaries.

     3.10   EMPLOYEE MATTERS.  To the Knowledge of Forest:

            (a) each of Forest and its Consolidated Subsidiaries has substantially complied with its obligations related to, and is not in default under, any material written or oral employment agreements, material collective bargaining agreements and any written personnel policies to which any of Forest and its Consolidated Subsidiaries is a party or by which any of Forest and its Consolidated Subsidiaries is bound;

            (b) each of Forest and its Consolidated Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practices, except for any failure or unfair practice that has not had, and could not reasonably be expected to have, a Material Adverse Effect on Forest and its Consolidated Subsidiaries; and

            (c)     except as disclosed in Schedule 3.10(c):

                    (i) there is no unfair labor practice charge or complaint against any of Forest and its Consolidated Subsidiaries pending or threatened before the National Labor Relations Board;

                    (ii) there has not occurred nor has there been threatened, a labor strike, request for representation, work stoppage or lockout with respect to Forest or its Consolidated Subsidiaries;

                    (iii) there is no representation claim or petition pending before the National Labor Relations Board respecting the employees of any of Forest and its Consolidated Subsidiaries;

                    (iv) no grievance nor any arbitration proceeding arising out of any collective bargaining agreement to which any of Forest and its Consolidated Subsidiaries is a party is pending;

                    (v) no charges with respect to or relating to any of Forest and its Consolidated Subsidiaries are pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices;

                    (vi) no claims relating to employment or loss of employment with any of Forest and its Consolidated Subsidiaries are pending in any federal, state or local court or in any other adjudicatory body and no such claims against any of Forest and its Consolidated Subsidiaries have been threatened; and

                    (vii) none of Forest and its Consolidated Subsidiaries has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment regulations to conduct an investigation of or relating to any of Forest and its Consolidated Subsidiaries, and no such investigation is in progress.

     3.11 LABOR DISPUTES AND ACTS OF GOD. The business, properties, operations, prospects and conditions (financial and otherwise) of Forest and its Consolidated Subsidiaries, taken as a whole, and the ability of each of Forest and its Consolidated Subsidiaries to perform its obligations under any Transaction Document to which it is or may become a party, has not been affected by any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) having, individually or in the aggregate, a Material Adverse Effect on Forest and its Consolidated Subsidiaries, except in each case with respect to each circumstance or event that shall have affected the oil and gas industry generally, including warm weather in markets for the consumption of oil and gas products.

     3.12 CAPITALIZATION. (a) The authorized capital stock of Forest consists of (i) 200,000,000 shares of common stock and (ii) 10,000,000 shares of preferred stock, par value $.01 per share, consisting of (A) a class of 7,350,000 shares of senior preferred stock and (B) a class of 2,650,000 shares of preferred stock, of which up to 1,000,000 shares may be issued in a series designated "First Series Junior Preferred Stock" (the "RIGHTS PREFERRED STOCK.").

     (b) As of January 30, 1998, there were (i) 36,320,234 shares of common stock issued and outstanding, (ii) 77,349 shares of common stock reserved for issuance to Forest's Retirement Savings Plan, (iii) 1,889,360 shares of common stock reserved for issuance upon exercise of outstanding stock options issued by Forest to current and former employees of Forest and its Consolidated Subsidiaries (the "EMPLOYEE OPTIONS") and (iv) 363,202 shares of Rights Preferred Stock reserved for issuance upon the exercise of the rights (the "RIGHTS") distributed to the holders of shares of common stock pursuant to the

Rights Agreement dated as of October 14, 1993, between Forest and Mellon Securities Trust Company, as Rights Agent (the "RIGHTS AGREEMENT"), none of which are issued or outstanding.

     (c) Except as set forth above and except as provided in the Transaction Documents, no Equity Securities of Forest are issued, reserved for issuance or outstanding.

     (d) All outstanding shares of capital stock of Forest are, and all shares that may be issued pursuant to the exercise of the Employee Options, as the case may be, will be, when issued, duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights.

     (e) Except with respect to the outstanding shares of common stock, the Employee Options, the Rights and the Transaction Documents, there is no outstanding Debt or Equity Securities of Forest having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Forest may vote.

     (f) Except with respect to the Employee Options, the Rights, the Shareholders Agreement and the Transaction Documents, there is no agreement or arrangement restricting the voting or transfer of the Equity Securities of Forest.

     (g) Except with respect to the Employee Options, the Rights and the Transaction Documents, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Forest or any of its Consolidated Subsidiaries is a party or by which any of them is bound obligating Forest or any of its Consolidated Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other Equity Securities of Forest or of any of its Consolidated Subsidiaries or obligating Forest or any of its Consolidated Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

     (h) Except with respect to the Rights and the obligations of Forest under this Agreement, there are no outstanding contractual obligations, commitments, understandings or arrangements of Forest or any of its Consolidated Subsidiaries to repurchase, redeem or otherwise acquire, re-acquire or make any payment in respect of any shares of Equity Securities of Forest or any of its Consolidated Subsidiaries.

     (i) Except with respect to statutory restrictions of general application and the provisions of the Debt Instruments, there are no legal, contractual or other restrictions on the payment of dividends or other distributions or amounts on or in respect of any of the Equity Securities of Forest.

     (j) Except as contemplated by the Registration Rights Agreement, there are no agreements or arrangements to which Forest or any of its Consolidated Subsidiaries is a party pursuant to which Forest is or could be required to register shares of common stock or other securities under the Securities Act.

     (k) Equity Securities of Forest that were issued and reacquired by Forest were so reacquired (and, if reissued, so reissued) in compliance with all applicable Legal Requirements, and Forest has no liability with respect to the reacquisition or reissuance of its Equity Securities.

     3.13 BOOKS AND RECORDS. (a) The records and books of account of each of Forest and its Consolidated Subsidiaries are correct and complete in all material respects, have been maintained in accordance with good business practices and are reflected accurately in the Forest Financial Statements. Each of Forest and its Consolidated Subsidiaries has accounting controls sufficient to ensure that its transactions are (i) executed in accordance with management's general or specific authorization and (ii) recorded in conformity with GAAP so as to maintain accountability for assets.

     (b)    The minute books of each of Forest and its Consolidated
Subsidiaries contain accurate records of all meetings and accurately reflect all corporate action of the shareholders and the board of directors (including committees) of Forest or such Consolidated Subsidiary, as the case may be.

     (c) The stock books and ledgers of each of Forest and its Consolidated Subsidiaries correctly record all transfers and issuances of all capital stock of Forest or the Consolidated Subsidiary, as the case may be, and contain all canceled and unused stock certificates of Forest or the Consolidated Subsidiary, as the case may be.

     3.14 SEC DOCUMENTS. Forest has filed with the Securities and Exchange Commission all reports, schedules, forms, statements and other documents required by the Exchange Act to be filed by Forest since September 30, 1997 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC DOCUMENTS"). Forest has delivered or made available to Anschutz all SEC Documents. As of their respective dates, except to the extent revised or superseded by a subsequent filing with the Securities and Exchange Commission, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Forest and its Consolidated Subsidiaries included in all SEC Documents, including any amendments thereto, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto.

     3.15 BROKERS AND FINDERS. None of Forest or any of its respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement for which Anschutz will become directly or indirectly liable.

     3.16 INVESTMENT INTENT. The Purchased Equity Interests are being acquired by Forest for investment, for its own account and not with a view to the resale thereof or any other transaction that would constitute a "distribution" under the Securities Act. Forest acknowledges that the Purchased Equity Interests have not been and will not be, upon Closing, registered under the Securities Act or any applicable state securities laws. Forest has the knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of the investment by Forest in the Purchased Equity Interests. Forest shall not resell or otherwise dispose of the Purchased Equity Interests except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act and all other applicable state securities and blue sky laws. Forest shall not resell or otherwise dispose of the Purchased Equity Interests in any manner or transaction that will make Anschutz unable to rely on the exemption from the Securities Act and all applicable state securities laws on which Anschutz has relied in making the offer and sale of the Purchased Equity Interests to Forest.


                                      ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF ANSCHUTZ

     Anschutz represents and warrants to Forest as of the date hereof and as of the Closing Date, as follows:

     4.01 CORPORATE EXISTENCE AND POWER. Except as described in Schedule 4.17, each of Anschutz and the Anschutz Subsidiaries:

            (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation,

            (b) has all necessary corporate power and authority and all material Licenses and Approvals required to own, lease, license or use its properties now owned, leased, licensed or used and to carry on its business as now conducted,

            (c) is duly qualified as a foreign corporation under the laws of each jurisdiction in which both (i) qualification is required either (A) to own, lease, license or use its properties now owned, leased, licensed and used or (B) to carry on its business as now conducted, and (ii) the failure to be so qualified could materially and adversely affect either or both of
     (A) the business, properties, operations, prospects or condition (financial or otherwise) of any Anschutz Subsidiaries and (B) the ability of Anschutz or any of the Anschutz Subsidiaries, as the case may be, to perform its obligations under this Agreement or any agreement contemplated hereunder to which it is or may become a party, and

            (d)     subject to obtaining the Approvals identified in
     Schedule 4.03, has all necessary corporate power and authority to execute and deliver each Transaction Document to which it is or may become a party.

     4.02 AUTHORIZATION; CONTRAVENTION. Subject to obtaining the Approvals identified in Schedule 4.03, the execution and delivery by each of Anschutz and the Anschutz Subsidiaries of each Transaction Document to which it is or may become a party and the performance by it of its obligations under each of those Transaction Documents have been duly authorized by all necessary corporate action and do not and will not (a) contravene, violate, result in a breach of or constitute a default under, (i) its organizational documents, including, as the case may be, its articles or certificate of incorporation and bylaws, (ii) any Legal Requirement by which Anschutz or any Anschutz Subsidiary or any of their properties may be bound or affected, including, but not limited to, the Hart-Scott-Rodino Act, or (iii) any Contract to which Anschutz or any Anschutz Subsidiary is a party or by which Anschutz or any Anschutz Subsidiary or their properties may be bound or affected or (b) except as contemplated by the Transaction Documents, result in or require the creation or imposition of any Encumbrance on any of the properties now owned or hereafter acquired by Anschutz or any Anschutz Subsidiary.

     4.03 APPROVALS. Except as described in Schedule 4.03, no Approval of any Governmental Entity or other Person is required or advisable on the part of Anschutz or the Anschutz Subsidiaries for (a) the due execution and delivery by Anschutz or such Anschutz Subsidiary, as the case may be, of any Transaction Document to which it is or may become a party, (b) its consummation of the transactions contemplated by this Agreement, (c) the performance by Anschutz or any Anschutz Subsidiary, as the case may be, of its obligations under each Transaction Document to which it is or may become a party and (d) the exercise by Forest of its rights and remedies under each Transaction Document. The aggregate fair market value of all Anschutz Assets (x) that do not constitute Exempt Assets does not exceed $15,000,000; and (y) that do constitute Exempt Assets does not exceed $500,000,000.

     4.04 BINDING EFFECT. Each Transaction Document to which Anschutz or any Anschutz Subsidiary is or may become a party is, or when executed and delivered in accordance with this Agreement will be, the legally valid and binding obligation of Anschutz or such Anschutz Subsidiary, as the case may be, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

     4.05 FINANCIAL STATEMENTS. Anschutz has delivered to Forest correct and complete copies of the audited balance sheet, as of May 31, 1997, of AREC and the unaudited balance sheets, as of the later of the date of incorporation and December 31, 1997 (the "BALANCE SHEET DATE"), of each of the Anschutz Subsidiaries (collectively, the "ANSCHUTZ FINANCIAL STATEMENTS"). The Anschutz Financial Statements fairly present the consolidated financial position of each of the Anschutz Subsidiaries and their respective Consolidated Subsidiaries as of the dates indicated thereon, in each case in accordance with GAAP applied on a consistent basis, except as described in the footnotes to such Anschutz Financial Statements, and in the case of the unaudited Anschutz Financial Statements, subject to normal audit or year end adjustments.

     4.06   ABSENCE OF CERTAIN CHANGES OR EVENTS.  (a) Except as described in
Schedule 4.06, since the applicable Balance Sheet Date, none of the Anschutz Subsidiaries or the Anschutz Assets has suffered a Material Adverse Effect, except in each case with respect to circumstances or events that have affected the oil and gas industry generally, including warm or wet weather in markets for the consumption of oil and gas products.

     (b) Except as described in Schedule 4.06, since the applicable Balance Sheet Date, none of the Anschutz Subsidiaries have:

            (i) transferred any of its assets, including any right under any lease, License or Contract or any Proprietary Right or other intangible asset, in each case except for fair consideration and in the ordinary course of business;

            (ii) waived, released, canceled, settled or compromised any Debt, Claim or right of any material value, in each case except in the ordinary course of business;

            (iii) suffered (A) any damage, destruction or Casualty Defect (whether or not covered by insurance) of property having a historical cost or fair market value that exceeds $100,000 individually or in the aggregate or (B) any taking by condemnation or eminent domain of any of its property or assets having a historical cost or fair market value that exceeds $100,000 individually or in the aggregate;

            (iv) made any loan to or entered into any transaction with any of its directors, officers or employees giving rise to any Claim or right of, by, or against any Person in an amount or having a value in excess of $10,000;

            (v) entered into any material Contract, amended or terminated any such Contract or otherwise conducted any of its affairs, in any case in a manner that is outside the ordinary course of business and inconsistent with its past practices;

            (vi) except as disclosed in the footnotes to the Anschutz Financial Statements, changed any accounting methods or principles used in recording transactions on the books of any Anschutz Subsidiary or in preparing the financial statements of any Anschutz Subsidiary;

            (vii) declared or paid any dividend or made any distribution of any kind or character;

            (viii)  incurred any Debt; or

            (ix) entered into any Contract committing itself with respect to any of the foregoing.

     4.07 TAXES. (a) Except for such matters as have not had, and could not reasonably be expected to have, a Material Adverse Effect on any Anschutz Subsidiary, (i) all Tax Returns of or with respect to any Tax which is required to be filed on or before the Closing Date by or with respect to any Anschutz Subsidiary or the Anschutz Assets have been or will be duly and timely filed,
(ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is true, correct and complete, (iii) all Taxes that have become or will become due, as reflected in each such Tax Return, with respect to the period covered by each such Tax Return have been or will be timely paid in full, (iv) all withholding Tax requirements imposed on or with respect to any Anschutz Subsidiary or the Anschutz Assets have been or will be satisfied in full in all respects, and (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

     (b) Except as set forth on Schedule 4.07, there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to any Anschutz Subsidiary or the Anschutz Assets or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to any Anschutz Subsidiary or the Anschutz Assets.

     (c) Except as described on Schedule 4.07, there is no Claim against any Anschutz Subsidiary or the Anschutz Assets for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to any Anschutz Subsidiary or the Anschutz Assets other than those that have not had, and could not reasonably be expected to have, a Material Adverse Effect on any Anschutz Subsidiary.

     (d) On the Closing Date, none of the Anschutz Subsidiaries will be subject to, or have any liability under, any Tax allocation or sharing agreement.

     (e) Except for statutory liens for current Taxes not yet due, no liens for Taxes exist upon the Anschutz Assets.

     (f) None of the Anschutz Subsidiaries will be required to include any amount in income for any taxable period ending after the Closing Date as a result of a change in accounting method or pursuant to any agreement with any Government Entity occurring prior to the Closing Date.

     (g)    None of the Anschutz Subsidiaries has made an election under section 341(f) of the Code.

     4.08 LITIGATION. (a) There is no Claim pending or, to the Knowledge of Anschutz, threatened against Anschutz or any of the Anschutz Subsidiaries that
(i) involves any of the transactions contemplated by this Agreement, or
(ii) individually or in the aggregate, if determined adversely to any of them, could result in a liability to any of the Anschutz Subsidiaries in an amount that exceeds $50,000 individually or $100,000 in the aggregate.

     (b) There is no Claim pending or, to the Knowledge of Anschutz, threatened against any of the Anschutz Subsidiaries or that involves any of the transactions contemplated by this Agreement or any of the Anschutz Assets or any other property owned, leased, licensed or used by any of the Anschutz Subsidiaries that, individually or in the aggregate, has had, or if determined adversely to any of them, could reasonably be expected to have, a Material Adverse Effect on any of the Anschutz Subsidiaries.

     4.09 COMPLIANCE WITH LAWS. (a) Anschutz (with respect to the Anschutz Assets and the Anschutz Subsidiaries) and the Anschutz Subsidiaries have not violated (without a subsequent timely and complete cure thereof) and are in compliance with all Legal Requirements, except for any such failure to comply that, individually or in the aggregate, has not had and could not reasonably be expected to have, a Material Adverse Effect on the Italian Assets or any of the Anschutz Subsidiaries.

     (b) Neither Anschutz nor any of the Anschutz Subsidiaries has received any notice of a violation of or default with respect to any Legal Requirement or any decision, ruling, order or award of any Governmental Entity or arbitrator applicable to the Anschutz Assets, the Anschutz Subsidiaries or their business, properties or operations, including individual products or services sold or provided by them, except for violations or defaults that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect on the Italian Assets or any of the Anschutz Subsidiaries.

     4.10 EMPLOYEE MATTERS. (a) EMPLOYEES. None of the Anschutz Subsidiaries currently has, nor has any of the Anschutz Subsidiaries ever had, any employees. To the Knowledge of Anschutz, none of the Anschutz Subsidiaries has committed any unfair labor practice.

     (b) BENEFIT PLANS. None of the Anschutz Subsidiaries is a party to or currently maintains, sponsors, participates in, contributes to or has an obligation to contribute to, or has any liability with respect to, any Employee Plan; nor has any of the Anschutz Subsidiaries ever been a party to, maintained, sponsored, participated in, contributed to or assumed an obligation to contribute to, or incurred or assumed any liabilities with respect to, any Employee Plan.

     4.11 LABOR DISPUTES AND ACTS OF GOD. The Anschutz Assets, the business, properties, operations, prospects and conditions (financial and otherwise) of each of the Anschutz Subsidiaries and the ability of each of the Anschutz Subsidiaries to perform its obligations under any Contract to which it is or is proposed to become a party, have not been affected by any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) having a Material Adverse Effect on any such Anschutz Subsidiary, except in each case with respect to circumstances or events that have affected the oil and gas industry generally, including warm weather in markets for the consumption of oil and gas products.

     4.12 ANSCHUTZ SUBSIDIARIES; CAPITALIZATION. (a) With respect to each Anschutz Subsidiary, Schedule 4.12 sets forth the following information:

            (i)     the jurisdiction of formation of such Anschutz Subsidiary,

            (ii) the identity of each other jurisdiction wherein such Anschutz Subsidiary is qualified to do business,

            (iii) the identity of each class of authorized capital stock of such Anschutz Subsidiary,

            (iv) the amount of such capital stock that is issued and outstanding, and

            (v) the identity of each Person that owns any of such issued and outstanding capital stock and the amount of stock owned by each such Person.

All of such issued and outstanding capital stock has been duly authorized and validly issued and is fully paid and nonassessable. None of such capital stock has been issued in violation of any shareholders' preemptive rights. Except as set forth on Schedule 4.12, upon the purchase by Forest or its applicable designee(s) of the Purchased Equity Interests and the consummation of the transactions contemplated by Section 2.01, Forest or its designee(s) will own 100% of all of the issued and outstanding shares of each class of capital stock of each of the Anschutz Subsidiaries, free and clear of all Encumbrances.

     (b) There are no subscriptions, options, convertible securities, calls, puts, rights, warrants or other Contracts, Claims or commitments of any nature whatsoever obligating any Anschutz Subsidiary to purchase, redeem, issue, transfer, deliver or sell, or cause to be purchased, redeemed, issued, transferred, delivered or sold, additional shares of the capital stock or other Equity Securities of such Anschutz Subsidiary or obligating such Anschutz Subsidiary to grant, extend or enter into any such agreement or commitment.

     (c) No prior offer, issue, redemption, call, purchase, sale, transfer, negotiation or other transaction of any nature with respect to the capital stock or equity interests of any Anschutz Subsidiary, or any corporation or organization that has been merged into such Anschutz Subsidiary, has given or may give rise to any valid Claim by any Person that is enforceable against any of the Anschutz Subsidiaries and, to the Knowledge of Anschutz, no fact or circumstance exists that could give rise to any such Claim on behalf of any Person.

     (d) Except as set forth on Schedule 4.12, there are no voting trusts, proxies, or other agreements with respect to the voting of the capital stock of any of the Anschutz Subsidiaries.

     (e) Except as set forth on Schedule 4.12, none of the Anschutz Subsidiaries owns, directly or indirectly, or holds rights to acquire, any outstanding Equity Securities or other ownership or equity interest of any Person.

     (f) There is no outstanding Debt of any of the Anschutz Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Anschutz Subsidiaries may vote.

     (g) Except with respect to statutory restrictions of general application and as described in Schedule 4.12, there are no legal, contractual or other restrictions on the payment of dividends or other distributions of amounts on or in respect of any of the Equity Securities of any of the Anschutz Subsidiaries.

     (h) There are no Contracts or arrangements to which any of the Anschutz Subsidiaries is a party pursuant to which such Anschutz Subsidiary is or could be required to register shares of common stock or other securities under the Securities Act.

     (i) Any Equity Securities of the Anschutz Subsidiaries that were issued and reacquired by such Anschutz Subsidiary were so reacquired (and, if reissued, so reissued) in compliance with all applicable Legal Requirements, and the Anschutz Subsidiaries have no liability with respect to the reacquisition or reissuance of any Equity Securities.

     4.13 BOOKS AND RECORDS. (a) The records and books of account of each of the Anschutz Subsidiaries are correct and complete in all material respects, have been maintained in accordance with good business practices and are reflected accurately in the Anschutz Financial Statements. Each of the Anschutz Subsidiaries has accounting controls sufficient to insure that its transactions are (i) executed in accordance with management's general or specific authorization and (ii) recorded in conformity with GAAP so as to maintain accountability for assets.

     (b) The minute books of each of the Anschutz Subsidiaries contain accurate records of all meetings and accurately reflect all corporate action of the shareholders and the board of directors (including committees) of the Anschutz Subsidiaries.

     (c) The stock books and ledgers of each of the Anschutz Subsidiaries correctly record all transfers and issuances of capital stock of the Anschutz Subsidiaries and contain all canceled and unused stock certificates of the Anschutz Subsidiaries.

     4.14 CONTRACTS. (a) Schedules 4.14 and 4.17 are a complete and accurate list of all material Contracts included in or affecting the Anschutz Assets, or to which any of the Anschutz Subsidiaries is a party. Anschutz has delivered or made available to Forest a copy of each Contract (as amended to date) set forth on Schedules 4.14 and 4.17. Schedules 4.14 and 4.17 include a list of all of the following types of Contracts to which any Anschutz Subsidiary is a party or by which any Anschutz Subsidiary or any of the Anschutz Assets are bound under which there is any continuing obligation or liability of any Anschutz Subsidiary or affecting any Anschutz Assets:

            (i) any Contract with Anschutz or any Affiliate of Anschutz, including any Contract pursuant to which an Anschutz Subsidiary has agreed to loan money to or borrow money from Anschutz or any Affiliate of Anschutz;

            (ii) any Contract that restricts the right of any Anschutz Subsidiary to engage in any type of business or compete in any geographic area;

            (iii)   any tax sharing Contract;

            (iv) any Contract creating a partnership, joint venture, limited liability company or other entity;

            (v)     any Contract under which such Anschutz Subsidiary has
     (A) created, incurred, assumed or guaranteed any Debt, (B) posted a letter of credit, bond or other form of surety device ensuring or guaranteeing any of its payment or performance obligations, (C) guaranteed the performance by another Person of any obligation of such Person, whether by posting of a letter of credit, a bond or other form of surety device, or (D) imposed, created or granted an Encumbrance on any of the Anschutz Assets;

            (vi) any Contract requiring that an Anschutz Subsidiary maintain the confidentiality of any information received by it;

            (vii)   any stock purchase Contract or any Contract to merge;

            (viii) any Contract pursuant to which any Anschutz Subsidiary (or its predecessors in interest by merger) disposed of, or acquired, any Real Property, fixed assets or Proprietary Rights;

            (ix) any Contract under which any Anschutz Subsidiary has advanced or loaned money to any of the directors, officers or employees of Anschutz or any of its Affiliates (including the Anschutz Subsidiaries), with respect to which any of the amounts loaned or advanced remain outstanding as of the date hereof; or

            (x) any Contract pursuant to which any Anschutz Subsidiary has pledged to make a charitable contribution involving more than $5,000, any portion of which pledge remains outstanding as of the date hereof.

     (b) All Contracts included in the Anschutz Assets or to which any of the Anschutz Subsidiaries is a party are in full force and effect, except where failure to be in full force and effect has not had, and could not reasonably be expected to have, a Material Adverse Effect on any of the Anschutz Subsidiaries. Neither Anschutz nor any of the Anschutz Subsidiaries is in material default under any of the Contracts included in the Anschutz Assets, nor has any event occurred that, upon notice, the passage of time or otherwise, would constitute a material default by Anschutz or any of the Anschutz Subsidiaries under any such Contract. No other party to a material Contract to which any of the Anschutz Subsidiaries is a party has asserted or, to the Knowledge of Anschutz, threatened to assert any Claim to terminate, cancel, rescind or procure a judicial reformation of any such Contract or any provision thereof or has otherwise failed or refused to perform its obligations as set out in such Contracts.

     (c) The Anschutz Subsidiaries are parties to all material Contracts as are reasonably necessary to conduct their business as conducted on January 1, 1998, and as currently conducted.

     4.15 BROKERS AND FINDERS. None of Anschutz or the Anschutz Subsidiaries or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement for which Forest or any of the Anschutz Subsidiaries will become directly or indirectly liable.

     4.16   INVESTMENT INTENT.  The Forest Shares are being acquired by
Anschutz for investment, for its own account and not with a view to the resale thereof or any other transaction that would constitute a "distribution" under the Securities Act. Anschutz acknowledges that the Forest Shares have not been and will not be, upon Closing, registered under the Securities Act or any applicable state securities laws. Anschutz has the knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of the investment by Anschutz in the Forest Shares. Anschutz shall not resell or otherwise dispose of the Forest Shares except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act and all other applicable state securities and blue sky laws. Anschutz shall not resell or otherwise dispose of the Forest Shares in any manner or transaction that will make Forest unable to rely on the exemption from the Securities Act and all applicable state securities laws on which Forest has relied in making the offer and issuance of the Forest Shares to Anschutz.

     4.17   PROPERTY.  (a) Schedule 4.17 identifies (i) the Italian Assets,
(ii) all Oil and Gas Interests owned by the Anschutz Subsidiaries and (iii) all other material assets and properties (other than Contracts that are listed on Schedule 4.14) constituting a part of the Anschutz Assets.

     (b)    Anschutz and the Anschutz Subsidiaries own and have:

            (i) Good Title in and to the Oil and Gas Properties (other than the Oil and Gas Properties comprised of Foreign Concessions);

            (ii) all rights and interests arising under or accruing out of all Oil and Gas Properties comprised of Foreign Concessions in favor of the holders of or grantees under such Foreign Concessions, free and clear of all Encumbrances other than Encumbrances consisting of (A) the terms of such Foreign Concessions or (B) matters described in clauses (b) through
     (k) of the definition of Permitted Encumbrances; and

            (iii) good and defensible title in and to, or a valid leasehold or license rights in and to, free and clear of all Encumbrances (other than Encumbrances consisting of matters described in clauses (b) through (k) of the definition of Permitted Encumbrances), all other assets and properties constituting a part of the Anschutz Assets;

which Oil and Gas Properties and other properties, assets and interests constitute all of the properties, assets and interests that are reasonably necessary in order to permit the Anschutz Subsidiaries to conduct their business and operations as conducted on January 1, 1998, and as now conducted. Each of the properties, tangible or intangible, so owned, leased, licensed or used by any of the Anschutz Subsidiaries is reflected in the Anschutz Financial Statements in the manner and to the extent required to be reflected therein by GAAP (other than any properties disposed of in the ordinary course of business, consistent with past practice).

     (c) All of the material Equipment and other material personal property constituting a part of the Anschutz Assets (i) is in good condition and repair, except for ordinary wear and tear, (ii) has had reasonable and prudent maintenance, upkeep and repair and (iii) is suitable and adequate for its current and intended uses.

     4.18 OIL AND GAS PROPERTIES. (a) INDEPENDENT ENGINEER REPORT. Anschutz has furnished or made available to Forest a copy of a report prepared by Ryder Scott Company (the "INDEPENDENT ENGINEERS"), dated as of December 1, 1997, setting forth the estimated future reserves and income attributable to the Oil and Gas Properties owned by AREC. Except with respect to pricing data requested by Forest to be submitted, all logs, reservoir reports, production reports, historical cost and expense data, information regarding Taxes, historical pricing data, engineering and technical data, geological and geophysical data, and all other factual data and information, in each case to the extent furnished by Anschutz and the Anschutz Subsidiaries to the Independent Engineers in preparing such reports were consistent in all material respects with, or were provided without adjustment in the form available on the internal records of Anschutz and the Anschutz Subsidiaries.

     (b) CONDUCT AND RECORDS OF OPERATOR. Since the acquisition of each Oil and Gas Property by Anschutz, its Affiliates or the Anschutz Subsidiaries,
(i) with respect to each Oil and Gas Property operated by Anschutz, its Affiliates or the Anschutz Subsidiaries, such Oil and Gas Property has been operated in a reasonable manner and in accordance with generally prevailing standards of the oil and gas industry for similarly situated properties and
(ii) with respect to each Oil and Gas Property operated by a Person other than Anschutz, its Affiliates or the Anschutz Subsidiaries, Anschutz and the Anschutz Subsidiaries have maintained records with respect to such Oil and Gas Properties in a reasonable manner and in accordance with generally prevailing standards of the oil and gas industry applicable to non-operating interests in oil and gas properties.

     (c)    STATUS; OPERATIONS.  Except as described in Schedule 4.14 or
Schedule 4.17:

            (i) all Oil and Gas Interests constituting or held in connection with the Oil and Gas Properties are in full force and effect and neither Anschutz nor any Anschutz Subsidiary is in default of its obligations under, or has been advised by any lessor or any other Person of any default under, any such Oil and Gas Interest, which default has not heretofore been cured in all respects, in each case except to the extent the failure of such Oil and Gas Interest to be in full force and effect or the presence of such default has not had, and could not reasonably be expected to have, a Material Adverse Effect, individually or in the aggregate, on any of the Anschutz Subsidiaries;

            (ii) other than the Oil and Gas Interests constituting (wholly or partially) a part of the Oil and Gas Properties, all other Oil and Gas Interests affecting the lands covered or encumbered by the Oil and Gas Properties (other than Oil and Gas Interests to the extent affecting zones, strata, formations or other properties that do not constitute a part of the Oil and Gas Properties) have expired and are no longer of any force or effect;

            (iii) each of the Anschutz Subsidiaries have held, and are holding, in suspense, all amounts normally held in suspense in accordance with prudent industry practice and all applicable Legal Requirements, and except for such amounts held in suspense in accordance with prudent industry practice and all applicable Legal Requirements, Anschutz and each Anschutz Subsidiary have made or have caused to be made proper and timely payments (including but not limited to royalties, delay rentals and shut-in royalties) due under the Oil and Gas Interests constituting a part of the Oil and Gas Properties;

            (iv) each Anschutz Subsidiary is being paid, in all material respects, its Net Revenue Interest share of all revenues attributable to the Oil and Gas Properties, without suspense and without indemnity other than those customarily found in the oil and gas industry, and all payments to each Anschutz Subsidiary for production sold pursuant to any production sales Contracts to which such Anschutz Subsidiary is a party are being paid on a current basis (subject to adjustments provided for under such Contract);

            (v) the Oil and Gas Properties do not include any Oil and Gas Interests that obligate Anschutz or any of the Anschutz Subsidiaries to engage in continuous development operations (e.g., obligations to drill additional Wells, and minimum obligatory work programs) in order to maintain such Oil and Gas Interest or to acquire additional Oil and Gas Interests, other than obligations generally regarding development operations that are customarily included as part of a domestic Oil and Gas Interest;

            (vi) there are no outstanding authorities for expenditures (AFEs) that Anschutz or any of the Anschutz Subsidiaries has received from third party operators of the Oil and Gas Properties and not yet responded to;

            (vii) neither Anschutz nor any of the Anschutz Subsidiaries is a party to or bound by any Contract for the sale of oil, gas or other product or by-product from the Oil and Gas Properties with a term of more than 60 days;

            (viii) none of the Anschutz Subsidiaries (or Anschutz, with respect to the Anschutz Assets) is obligated by virtue of a prepayment arrangement under any Contract containing a "take or pay" or similar provision, a production payment or any other arrangement to deliver a material amount of gas or oil attributable to their respective Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor;

            (ix) none of the Anschutz Subsidiaries (or Anschutz, with respect to the Anschutz Assets) has received any funds or payments from purchasers of production that are subject to a refund;

            (x) except to the extent required by applicable Legal Requirements, there are no royalty provisions (other than those allowing the lessor or any other payee the right to take in kind) applicable to the Oil and Gas Interests comprising part of the Oil and Gas Properties requiring the payment of royalty on any basis other than proceeds actually received by the lessees; or

            (xi) none of the terms and conditions of the Oil and Gas Interests that comprise the Oil and Gas Properties (A) limit the sales price or available markets for production attributable to such Oil and Gas Interests, (B) provide for the dedication of any production attributable to such Oil and Gas Interests or (C) contain warranties regarding the amount of production attributable to such Oil and Gas Interests.

     (d)    WELLS.  Except as described in Schedule 4.18(d):

            (i) all Wells currently located on lands included in any Oil and Gas Properties have been drilled and completed within the boundaries of such lands or within the limits otherwise permitted by any applicable Contracts, Licenses or Legal Requirements;

            (ii) the drilling and completion of all Wells located on lands included in any Oil and Gas Properties, and all development and other operations on such Oil and Gas Properties, have been conducted in compliance with all applicable Contracts, Licenses and Legal Requirements in all material respects;

            (iii) no Well located on lands included in any Oil and Gas Properties is overproduced or subject to penalties on allowables because of any overproduction (legal or illegal) that would prevent the full legal and regular allowable (including maximum permissible tolerance) as prescribed by any Governmental Entity to be assigned to any such Well or because of any other violation of applicable Legal Requirements or Licenses; and

            (iv) there are no Wells located on the Oil and Gas Properties that (A) Anschutz or any of the Anschutz Subsidiaries is obligated by any Legal Requirement or Contract to currently plug and abandon; (B) Anschutz or any of the Anschutz Subsidiaries will be obligated by any Legal Requirement or Contract to plug and abandon with the lapse of time or notice or both because the Well is not currently capable of producing in commercial quantities; (C) are subject to exceptions to a requirement to plug and abandon issued by a Governmental Entity having jurisdiction over the relevant Oil and Gas Properties; or (D) to the Knowledge of Anschutz, have been plugged or abandoned, but not in accordance with all applicable Legal Requirements.

     (e) OVERBALANCE. Except as described in Schedule 4.18(e), as of January 1, 1998, and as of the most recent date or dates before the date hereof for which such information is available, with respect to the Oil and Gas Properties that are subject to a gas Contract containing a balancing agreement, there has not been delivered to or for the account of Anschutz or the Anschutz Subsidiaries more production of gas than the amount to which Anschutz or such Anschutz Subsidiary is entitled and none of the Anschutz Subsidiaries is subject to any "make up" deliveries of gas out of their proportionate share of production.

     4.19 LICENSES. (a) REQUIRED LICENSES. Each Anschutz Subsidiary is the holder of each License that is required to be held by such Anschutz Subsidiary in order to own its Anschutz Assets and carry on its business as conducted on January 1, 1998, and as now conducted, the failure to hold which individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect on such Anschutz Subsidiary. AIP is the holder of each License that is required to be held by AIP in connection with its ownership of the Italian Assets.

     (b) VALIDITY. Each such License is validly issued, in good standing and in full force and effect, unimpaired by any act or omission by Anschutz or the Anschutz Subsidiaries, as the case may be. There is no Claim pending or, to the Knowledge of Anschutz, threatened against Anschutz, its Affiliates or any of the Anschutz Subsidiaries that could result in the revocation, termination, suspension or material and adverse modification of any such License. None of Anschutz or the Anschutz Subsidiaries has any reason to believe that any such License will not be renewed in the ordinary course. The conclusion of the transactions contemplated by this Agreement will not (and will not give any Governmental Entity a right to) terminate or modify any rights of, or accelerate or increase any obligation of, Anschutz or any of the Anschutz Subsidiaries under any such License.

     (c) FILING. Each of the Anschutz Subsidiaries has filed or caused to be filed with each applicable Governmental Entity all reports, applications, documents, instruments and information required to be filed by it pursuant to all such Licenses or applicable Legal Requirements other than those as to which the failure to file has not had, and could not reasonably be expected to have, a Material Adverse Effect on such Anschutz Subsidiary or the Anschutz Assets.

     (d) COMPLIANCE. Each of the Anschutz Subsidiaries is in substantial compliance with each License, noncompliance with which has had, or could reasonably be expected to have, a Material Adverse Effect on such Anschutz Subsidiary or the Anschutz Assets.

     4.20 ENVIRONMENTAL MATTERS. (a) Anschutz (with respect to the Anschutz Assets and the Anschutz Subsidiaries), each of the Anschutz Subsidiaries and, to the Knowledge of Anschutz, each operator of any Oil and Gas Property has obtained all environmental, health and safety permits, Licenses and other authorizations (collectively, the "ENVIRONMENTAL PERMITS") required under all Environmental Laws to carry on its business as now being conducted, except to the extent failure to have any Environmental Permits has not had, and could not reasonably be expected to have, a Material Adverse Effect on the Italian Assets or any of the Anschutz Subsidiaries. Each of such Environmental Permits is in full force and effect and Anschutz (with respect to the Anschutz Assets and the Anschutz Subsidiaries), each of the Anschutz Subsidiaries and, to the Knowledge of Anschutz, each operator of any Oil and Gas Properties is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith has not had, and could not reasonably be expected to have, a Material Adverse Effect on the Italian Assets or any of the Anschutz Subsidiaries.

     (b)    Except as described in Part I of Schedule 4.20:

            (i) there are no Claims seeking money damages, injunctive relief, remedial action or other remedy, pending or, to the Knowledge of Anschutz, threatened, against any of the Anschutz Assets or against Anschutz, its Affiliates or the Anschutz Subsidiaries from their ownership or operation of the Anschutz Assets and relating to the violation of, or noncompliance with, any Environmental Law, the disposal, discharge or release of any Hazardous Materials, or the exposure of any Person to any other solid waste, pollutant, chemical substance, noise or vibration with respect to the Anschutz Subsidiaries or the Anschutz Assets;

            (ii) no written notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and, to the Knowledge of Anschutz, no investigation or review is pending or threatened by any Governmental Entity or other Person with respect to any alleged failure by any of Anschutz, its Affiliates or the Anschutz Subsidiaries to have any Environmental Permits (with respect to the Anschutz Subsidiaries or the Anschutz Assets) or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Environmental Release of any Hazardous Materials generated by Anschutz or its Affiliates (with respect to the Anschutz Subsidiaries or the Anschutz Assets) or the Anschutz Subsidiaries (collectively, an "ENVIRONMENTAL NOTICE"), and to the Knowledge of Anschutz, there is no Environmental Notice against any operator of any Oil and Gas Property;

            (iii)   to the Knowledge of Anschutz:

                    (A) no polychlorinated biphenyls (PCBs) are or have been present at any site or facility comprising the Anschutz Assets or now or previously owned, operated or leased by any of the Anschutz Subsidiaries, in excess of concentrations allowed by Environmental Laws;

                    (B) no friable asbestos or asbestos-containing materials are present at any site or facility comprising the Anschutz Assets or now or previously owned, operated or leased by any of the Anschutz Subsidiaries in excess of concentrations allowed by Environmental Laws; and

                    (C) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, at any site or facility comprising the Anschutz Assets or now or previously owned, operated or leased by any of the Anschutz Subsidiaries, except such as are or were (at all times owned, operated or leased by Anschutz, its Affiliates or the Anschutz Subsidiaries or at all times if comprising the Anschutz Assets) in compliance with Environmental Laws;

            (iv) none of Anschutz or its Affiliates (with respect to the Anschutz Subsidiaries or the Anschutz Assets) or the Anschutz Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is (A) listed or proposed for listing on the National Priorities List (NPL) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (CERCLA) or
     (B) the subject of Federal, state or local enforcement actions or other investigations that may lead to any Claims against any of the Anschutz Subsidiaries or with respect to the Anschutz Assets;

            (v) there has not been any material Environmental Release, recycling, treatment, storage or disposal of Hazardous Material on or with respect to the Anschutz Assets, generated by any of the Anschutz Subsidiaries, or to the Knowledge of Anschutz, generated by any operator of Oil and Gas Properties, in violation of Environmental Laws at any location;

            (vi) no oral or written notification of a material Environmental Release of a Hazardous Material in violation of an Environmental Law has been filed with respect to any of the Anschutz Assets, by Anschutz, its Affiliates or any of the Anschutz Subsidiaries or, to the Knowledge of Anschutz, by any operator of Oil and Gas Properties;

            (vii) no Encumbrances have arisen under or pursuant to any Environmental Laws on any site or facility comprising the Anschutz Assets or owned, operated or leased by any of the Anschutz Subsidiaries, no action by any Governmental Entity has been taken or is in process that could subject any such site or facility to such Encumbrances and, to the Knowledge of Anschutz, none of Anschutz or its Affiliates (with respect to the Anschutz Subsidiaries or the Anschutz Assets) or the Anschutz Subsidiaries is required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the Real Property on which such site or facility is located;

            (viii) Part II of Schedule 4.20 lists all environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of Anschutz, its Affiliates or the Anschutz Subsidiaries in relation to any site or facility comprising the Anschutz Assets or now or previously owned, operated or leased by any of the Anschutz Subsidiaries, each of which has been made available to Forest;

            (ix) any Hazardous Material handled or dealt with in any way in connection with the Anschutz Assets or the business, properties or operations of the Anschutz Subsidiaries, whether before or during the period the same have been under the control of the Anschutz Subsidiaries has been and is being handled or dealt with in all respects in substantial compliance with applicable Legal Requirements and otherwise in a manner that has not had, and could not reasonably be expected to have, a Material Adverse Effect;

            (x) during the five years ending on the date of this Agreement, no employee of Anschutz or the Anschutz Subsidiaries or, to the Knowledge of Anschutz, other Person has asserted any Claim with respect to the Anschutz Assets or against any of the Anschutz Subsidiaries, based on alleged damage to health caused by any Hazardous Material or by any sewage, waste or by-product; and

            (xi) during the five years ending on the date of this Agreement, none of Anschutz or its Affiliates (with respect to the Anschutz Subsidiaries or the Anschutz Assets) or the Anschutz Subsidiaries has been charged in writing by any Governmental Entity or, to the Knowledge of Anschutz, by any other Person, with improperly using, handling, storing, discharging or disposing of any Hazardous Material or with causing or permitting any pollution of any ground water aquifer, surface waters or other lakes, streams, rivers or bodies of water in violation of Environmental Laws.

     4.21 INSURANCE. The Anschutz Subsidiaries hold no policies of insurance or coverages. The Anschutz Assets and each Anschutz Subsidiary are insured with reputable insurers against all risks normally insured against in accordance with generally prevailing practices in the oil and gas industry and all of such insurance policies maintained by or for the benefit of each Anschutz Subsidiary are in full force and effect. Such insurance is with reputable insurance companies and in such amounts and covering such risks as are usually carried by companies engaged in the same or similar business and similarly situated. There are no currently outstanding material Losses for which the Anschutz Subsidiaries have failed to give or present notice or claim under any policy. There are no requirements by any insurance company or by any board of fire underwriters or other body exercising similar functions or by any Governmental Entity of which Anschutz has Knowledge requiring any repairs or other work to be done to any of the Anschutz Assets or other properties owned, leased, licensed or used by the Anschutz Subsidiaries or requiring any equipment or facilities to be installed on or in connection with any of the Anschutz Assets, the failure to complete which could result in the cancellation of the policy of insurance. Policies for all such insurance are in full force and effect and none of Anschutz, its Affiliates or the Anschutz Subsidiaries is in default in any material respect under any of the policies. Anschutz has no Knowledge of the cancellation or proposed cancellation of any of the insurance or of any proposed increase in the contributions for workers' compensation or unemployment insurance or of any conditions or circumstances applicable to the business of the Anschutz Subsidiaries that might result in a material increase in those contributions. It is acknowledged and agreed that, without limiting Anschutz's indemnity obligations hereunder, Anschutz shall have no obligation to insure the Anschutz Assets or the Anschutz Subsidiaries from and after Closing; provided, however, that Anschutz's obligation to insure Anschutz Canada and its Anschutz Assets shall continue until such time as Anschutz Canada is conveyed to Forest pursuant to Section 5.11.

     4.22 AFFILIATE MATTERS. Except as set forth in Schedule 4.14, neither Anschutz nor any of its Affiliates has any Claim, or the basis for any Claim, against any of the Anschutz Subsidiaries or with respect to the Anschutz Assets. Except as set forth in Schedule 4.14 or as a result of the transactions contemplated by this Agreement, neither Anschutz nor any of its Affiliates:

            (a) has entered into any transaction or Contract with, or made any payment or commitment to pay any commission, fee or other amount to, or to purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other Person, on behalf of any of the Anschutz Subsidiaries or with respect to the Anschutz Assets;

            (b) is a party, to any transaction or Contract (including with respect to Proprietary Rights), whether written or oral, with any of the Anschutz Subsidiaries, or with any officer, director or employee of any of the Anschutz Subsidiaries or with respect to the Anschutz Assets; or

            (c) has any right or other basis to receive any payment, whether due or not, from any of the Anschutz Subsidiaries or out of the Anschutz Assets.

In addition, Anschutz expressly warrants that, except as expressly indicated in
Schedule 4.14, none of the transactions or Contracts listed in Schedule 4.14 have been amended, supplemented or modified in any material respect.

     4.23 SPECIAL PURPOSE COMPANY. Except as set forth on Schedule 4.23, no Anschutz Subsidiary (a) conducts, or has ever conducted, any business other than business associated with the acquisition, ownership and operation of the Anschutz Assets allocated to such Anschutz Subsidiary in Schedules 4.14 and 4.17, (b) owns, or has ever owned, any assets or properties other than the Anschutz Assets allocated to such Anschutz Subsidiary in Schedules 4.14 and 4.17, or (c) has, or has ever had, any liabilities or obligations (whether accrued, contingent, absolute, known, unknown or otherwise), except for liabilities or obligations (i) that have been incurred in the normal and ordinary course of the ownership and operation of the Anschutz Assets allocated to such Anschutz Subsidiary in Schedules 4.14 and 4.17, or
(ii) disclosed in the Anschutz Financial Statements.

     4.24 MISSTATEMENTS. Except to the extent revised or superseded by a subsequent certificate, schedule or report furnished to Forest, to the Knowledge of Anschutz, no information, certificate, schedule or report furnished by Anschutz to Forest with respect to the Anschutz Assets, the Anschutz Subsidiaries or their respective assets or business, in connection with this Agreement contained as of the date thereof any untrue statement of a material fact or omitted to state a material fact necessary to make the statement contained therein, in the light of the circumstances under which it was made, not misleading.

     4.25 NON-FOREIGN REPRESENTATION. Anschutz is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the regulations promulgated thereunder).


                                      ARTICLE V
                          PRE-CLOSING COVENANTS OF ANSCHUTZ

     Between the date of this Agreement and the Closing Date, Anschutz hereby covenants to and with Forest as follows:

     5.01 ACCESS. Anschutz shall, shall cause the Anschutz Subsidiaries to, and shall use its Best Efforts to cause any third party operator of Oil and Gas Properties to, afford to the officers and authorized representatives of Forest such access to the Anschutz Assets and the books, records and employees of Anschutz and the Anschutz Subsidiaries as is necessary to permit Forest to conduct a thorough due diligence investigation of the Anschutz Assets, the operation thereof and the Anschutz Subsidiaries. In connection with such due diligence investigation, Anschutz will furnish Forest with such financial, operating and other information regarding the Anschutz Assets and the Anschutz Subsidiaries as Forest may from time to time reasonably request. In addition, the access granted to Forest shall include the right to conduct a Phase I environmental assessment and any additional environmental assessments that Forest subsequently deems necessary on the basis of environmental conditions identified in such Phase I environmental assessment.

     5.02 AFFIRMATIVE COVENANTS. Anschutz shall, and shall cause the Anschutz Subsidiaries to:

            (a) advise and consult with Forest representatives on all material matters relating to the Anschutz Assets, including, without limitation, to the extent same are material, all matters relating to production, sales and marketing arrangements, all proposed authorizations for expenditures in excess of $25,000, all farmout or farmin proposals or agreements, all operations with respect to which any of the Anschutz Subsidiaries, or to Anschutz's Knowledge, other working interest owners, are considering electing not to participate (i.e., going non-consent), and all amendments to any material Contracts;

            (b) promptly notify Forest of any notice, threatened notice or other event of which Anschutz or any Anschutz Subsidiary becomes aware
     (i) relating to any default, inquiry into any possible default, or action to alter, terminate, rescind or procure a judicial reformation of any material Contract or any provision thereof, or (ii) except for events affecting the oil and gas industry as a whole, that has had, or could reasonably be expected to have, a Material Adverse Effect on the financial status of any of the Anschutz Subsidiaries or the value of the Anschutz Assets;

            (c) timely pay all costs and expenses incurred in connection with, and perform all its material obligations under, all Contracts relating to or affecting the Anschutz Assets, unless the payment of such costs and expenses and the performance of such obligations is the subject of a good faith dispute on the part of the Anschutz Subsidiary or the Anschutz Subsidiary has established an adequate reserve on its books and records for the payment of the costs and expenses or the performance of the obligations;

            (d) keep in full force and effect all present insurance policies or other comparable insurance coverage; and

            (e) use their Best Efforts to obtain (i) all consents and other Approvals, and (ii) waivers of all preferential purchase and similar rights of third parties, in each case that are necessary or advisable for the consummation of the transactions contemplated by this Agreement.

     5.03   NEGATIVE COVENANTS.  Except for the matters set forth in
Schedule 5.03, for matters with respect to which Forest has consented (which consent is not to be unreasonably withheld) in writing (which writing specifically references this Section 5.03) or for matters required or expressly permitted pursuant to this Agreement:

     (a) Anschutz will not, and will not permit the Anschutz Subsidiaries to:

            (i) make any change in the articles of incorporation or bylaws or other organizational documents of the Anschutz Subsidiaries or issue any Equity Securities of the Anschutz Subsidiaries;

            (ii) take any action that results in the occurrence of an event that would result in a breach of the representations and warranties of Anschutz set forth in Article IV;

            (iii) agree to the settlement or resolution of any Claim or investigation involving any of the Anschutz Subsidiaries or the Anschutz Assets, unless the aggregate amount to be paid (or value of goods or services to be provided) by or to any of the Anschutz Subsidiaries with respect to any individual Claim or investigation does not exceed $25,000;

            (iv) encumber any of the Anschutz Assets with any Encumbrances, except for Permitted Encumbrances;

            (v) maintain the books of account of the Anschutz Subsidiaries other than in the normal and ordinary course of business consistent with past practices;

            (vi) fail to maintain any insurance policy covering the Anschutz Subsidiaries or the Anschutz Assets in full force and effect or amend any such policy; or

            (vii)   commit themselves to do any of the foregoing;

     (b)    Anschutz shall not permit any of the Anschutz Subsidiaries to:

            (i) merge or consolidate or agree to merge or consolidate with or into any other corporation or Person or otherwise acquire or agree to acquire any other business operation;

            (ii) purchase, lease or otherwise acquire any property of any kind whatsoever other than in the normal and ordinary course of business consistent with past practices;

            (iii) enter into any transaction, arrangement or course of conduct, except in the normal and ordinary course of business consistent with past practices;

            (iv) make any material change in the conduct of their respective businesses or operations;

            (v) except in the ordinary course of business and consistent with past practices, enter into, assign, terminate or amend in any material respect any material Contract;

            (vi) sell, lease or otherwise dispose of any of their respective assets or properties other than (A) pursuant to existing material Contracts or commitments or (B) in the normal and ordinary course of business consistent with past practices;

            (vii) enter into or provide any Guarantee, indemnity, surety, letter of credit or similar instrument or contractual assurance;

            (viii) make any investment of a capital nature in excess of $25,000, whether by purchase of stock or securities, contributions to capital, property transfers or otherwise;

            (ix)    incur any Debt in excess of $10,000;

            (x) declare or pay any dividend or make any distribution in respect of their respective Equity Securities, or purchase, redeem or otherwise acquire or retire for value any shares of their respective Equity Securities; or

            (xi)    commit themselves to do any of the foregoing; and

     (c) with respect to the Italian Assets, Anschutz shall not and shall cause AIP to not:

            (i) enter into any transaction, arrangement or course of conduct, except in the normal and ordinary course of business consistent with past practices;

            (ii) except in the ordinary course of business and consistent with past practices, enter into, assign, terminate or amend in any material respect any material Contract relating thereto;

            (iii) sell, lease or otherwise dispose of or encumber all or any portion of such assets;

            (iv) enter into or provide any Guarantee, indemnity, surety, letter of credit or similar instrument or contractual assurance with respect thereto; or

            (v)     commit themselves to do any of the foregoing.

     5.04 NO SHOP. Other than with respect to activities concerning the Foreign Concessions and carried out in the normal course of business and in accordance with past practices ("PERMITTED ACTIVITIES"), Anschutz shall not, and shall cause the Anschutz Subsidiaries and their respective officers, directors, employees, agents and representatives (including, without limitation, any investment bankers, attorneys or accountants retained by such Persons) to not initiate or solicit, directly or indirectly, any inquiries with respect to the making of any proposal with respect to (a) a merger, consolidation or similar transaction involving the Anschutz Subsidiaries or (b) any purchase of all or any significant portion of the Anschutz Assets or any Equity Securities in any of the Anschutz Subsidiaries (an "ACQUISITION PROPOSAL"). Anschutz shall, and shall cause the Anschutz Subsidiaries to, immediately cease and cause to be terminated any existing activities, discussions or negotiations (other than Permitted Activities) with any Persons conducted heretofore with respect to an Acquisition Proposal, other than with Forest. Anschutz shall, and shall cause the Anschutz Subsidiaries to notify Forest immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, Anschutz or the Anschutz Subsidiaries and (other than with respect to Permitted Activities) promptly request each Person who has heretofore executed a confidentiality agreement, if any, in connection with its consideration of an Acquisition Proposal (other than Forest and their representatives) to return all confidential information heretofore furnished to such Person by or behalf of Anschutz or the Anschutz Subsidiaries. Until the first to occur of the Closing or the termination of this Agreement, Anschutz shall keep Forest fully apprised of all Permitted Activities carried out from and after the date of this Agreement by Anschutz or any of the Anschutz Subsidiaries. Notwithstanding the foregoing provisions of this Section 5.04, in no event shall Anschutz commit, or agree to commit, to any Acquisition Proposal without the express written consent of Forest.

     5.05 NOTICE OF BREACH. Anschutz shall promptly notify Forest of any circumstance or event that results, or with the passage of time or giving of notice, or both, will result, in a breach of any of the representations and warranties of Anschutz contained herein, whether or not such breach is or may be subsequently cured.

     5.06 REPRESENTATIONS AND WARRANTIES TRUE. Anschutz shall use its Best Efforts to cause all of its representations and warranties contained in this Agreement to be true and correct in all respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date. Additionally, Anschutz shall use its Best Efforts to cause all covenants required to be performed by it hereunder to be performed in all respects in the manner and at the times herein specified.

     5.07 HART-SCOTT-RODINO ACT. Anschutz shall, and shall cause the Anschutz Subsidiaries, as applicable, to (a) file as promptly as practicable with the Department of Justice and the Federal Trade

Commission the notification and report form, if any, required for the transactions contemplated hereunder by the Hart-Scott-Rodino Act, requesting early termination of the waiting period thereunder, and (b) respond promptly to inquiries, if any, from the Federal Trade Commission or the Department of Justice in connection with such filings.

     5.08 CONDITIONS TO CLOSING. Anschutz shall use its Best Efforts to obtain the satisfaction of the conditions to Closing set forth in Section 8.01.

     5.09 OPERATORSHIP. Anschutz shall use its Best Efforts to, and to cause the Anschutz Subsidiaries to, maintain operatorship of any Anschutz Assets operated by Anschutz or such Anschutz Subsidiary prior to the date hereof.

     5.10 PUBLIC ANNOUNCEMENTS. Subject to applicable Legal Requirements or stock exchange requirements, at all times until the Closing Date or, if earlier, the termination of this Agreement, Anschutz shall (a) advise promptly, and obtain the consent of Forest before issuing or making, or permitting any of the directors, officers, employees or agents of Anschutz or the Anschutz Subsidiaries, to issue any press release or to make any public filings, reports or other statements (other than filings required to be made pursuant to the terms hereof) with any Governmental Entity with respect to this Agreement or the transactions contemplated hereby and (b) except with the written consent of Forest, not disclose to any Person (other than representatives and advisors of Anschutz and officers, directors and employees of the Anschutz Subsidiaries on a "need to know" basis) (i) any of the terms of this Agreement, or (ii) any non-public information relating to the Anschutz Assets.

     5.11 CANADIAN MERGER. Anschutz shall use its Best Efforts to cause the merger of Anschutz Alberta with and into Anschutz Canada (such that Anschutz Canada is the surviving corporation) to be effected prior to the Closing Date (such merger being herein referred to as the "CANADIAN MERGER"). If the Canadian Merger is not effected prior to the Closing Date, Anschutz and Forest agree that the acquisition by Forest or its designee of Anschutz Canada as contemplated by Section 2.01(d) shall be delayed until such time as the Canadian Merger has been effected. Anschutz shall use its Best Efforts to cause the certificate of amalgamation with respect to the Canadian Merger to be dated as of the Closing Date, or if the Canadian Merger is not effected on or prior to the Closing Date, Anschutz shall use its Best Efforts to cause such certificate of amalgamation to be dated the date of acquisition by Forest of Anschutz Canada.

     5.12 WAIVER OF AREC CREDITORS. Anschutz shall use its Best Efforts to provide Forest, prior to 5 p.m., Mountain Daylight Time, on April 15, 1998, with evidence reasonably satisfactory to Forest that the Cash Amount will not be subject to any liens or security interests in favor of the creditors of AREC and that Forest will, following Closing, have the unrestricted right to withdraw such funds from AREC without violating any covenants or obligations owed by AREC to the creditors of AREC or otherwise under the AREC Credit Facilities.


                                      ARTICLE VI
                           PRE-CLOSING COVENANTS OF FOREST

     Between the date of this Agreement and the Closing Date, Forest hereby covenants to and with Anschutz as follows:

     6.01 NOTICE OF BREACH. Forest shall promptly notify Anschutz of any circumstance or event that results, or with the passage of time or giving of notice, or both, will result, in a breach of any of the representations and warranties of Forest contained herein, whether or not such breach is or may be subsequently cured.

     6.02 REPRESENTATIONS AND WARRANTIES TRUE. Forest shall use its Best Efforts to cause all of its representations and warranties contained in this Agreement to be true and correct in all respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date. Forest shall use its Best Efforts to cause all covenants required to be performed by it hereunder to be performed in all respects in the manner and at the times herein specified.

     6.03 HART-SCOTT-RODINO ACT. Forest shall (a) file as promptly as practicable with the Department of Justice and the Federal Trade Commission the notification and report form required for the transactions contemplated hereunder by the Hart-Scott-Rodino Act, requesting early termination of the waiting period thereunder, and (b) respond promptly to inquiries from the Federal Trade Commission or the Department of Justice in connection with such filings.

     6.04 BEST EFFORTS. Forest shall use its Best Efforts to obtain the satisfaction of the conditions to Closing set forth in Section 8.02.

     6.05 PUBLIC ANNOUNCEMENTS. Subject to applicable Legal Requirements or stock exchange requirements, at all times until the Closing Date or, if earlier, the termination of this Agreement, Forest shall (a) advise promptly, and obtain the consent of Anschutz before issuing or making, or permitting any of the directors, officers, employees or agents of Forest to issue any press release or to make any public filings, reports or other statements (other than filings required to be made pursuant to the terms hereof) with any Governmental Entity with respect to this Agreement or the transactions contemplated hereby and
(b) except with the written consent of Anschutz, not disclose to any Person (other than representatives and advisors of Forest on a "need to know" basis)
(i) any of the terms of this Agreement or (ii) any non-public information relating to the Anschutz Assets.

     6.06 BOARD ACTION. Forest agrees that, prior to the Closing Date, Forest shall do the following:

            (a) Forest shall, acting through its Board of Directors and in accordance with applicable law, as soon as practicable following the execution and delivery of this Agreement, take the following actions:

                    (i)    duly call, give notice of, convene and, subject to
            Section 6.06(d), hold the annual meeting of its shareholders (including any adjournments thereof, the "SHAREHOLDERS MEETING") for the purpose, among other things, of considering and taking action upon the Transaction Documents and the transactions contemplated thereby, and prepare and file with the Securities and Exchange Commission a proxy statement (such proxy statement including the form of proxy and all such other materials distributed in connection therewith, as amended or supplemented from time to time, being hereinafter referred to as the "PROXY STATEMENT"),

                    (ii) use its Best Efforts (A) to obtain and furnish the information required to be included by it in the Proxy Statement and, after consultation with Anschutz respond promptly to any comments made by the Securities and Exchange Commission with respect to the Proxy Statement and any preliminary version thereof and cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time following the execution and delivery of this Agreement and (B) to solicit proxies in favor of the transactions contemplated hereby and otherwise obtain the approval by its shareholders of such transactions, and

                    (iii) cause the Proxy Statement and the distribution thereof to comply in all material respects with the Exchange Act and ensure that the Proxy Statement will not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders and at the time of the Shareholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Shareholders Meeting which has become false or misleading.

            (b) Forest shall include in the Proxy Statement the recommendation of its board of directors that holders of common stock vote in favor of the approval of the Transaction Documents and the transactions contemplated thereby.

            (c)     Forest agrees that its obligations pursuant to
     Section 6.06(a) (including, without limitation, the obligation to submit the transactions contemplated hereby to a vote of its shareholders), shall not be affected by the withdrawal or modification of the recommendations.

            (d) If Forest is advised by its proxy solicitors prior to the Shareholders Meeting or otherwise determines that a vote in favor of the Transaction Documents and the transactions contemplated thereby is not likely to be obtained at the Shareholders Meeting, the Shareholders Meeting shall, at the request of Anschutz, be adjourned from time to time, provided that in no event will the Shareholders Meeting be required hereunder to be held more than 50 days from the date that the Proxy Statement was first mailed to Forest's shareholders, which 50-day period shall be extended by the number of days, if any, that Forest is enjoined from soliciting proxies in connection with the Shareholders Meeting or that the holding of the Shareholders Meeting or the vote thereat is enjoined.

     6.07 CONDUCT OF BUSINESS. Except as otherwise contemplated by this Agreement, Forest shall continue to conduct its business in the normal and ordinary course, consistent with past practices.


                                     ARTICLE VII
                          TITLE MATTERS AND CASUALTY LOSSES

     7.01 DEFECT NOTICES. No later than April 15, 1998 (the "NOTIFICATION DEADLINE"), Forest shall notify Anschutz in writing (such notice being herein referred to as a "DEFECT NOTICE") of any matter (a

"TITLE DEFECT") that causes the title of Anschutz, its Affiliates or the applicable Anschutz Subsidiary to any of the Oil and Gas Properties (other than Oil and Gas Properties comprised of Foreign Concessions) not to be Good Title. Such Defect Notice shall include:

            (a) a description of the Title Defect and the basis for claiming same;

            (b) the Oil and Gas Interests (or portions thereof) affected by such Title Defect;

            (c) the Designated Value of the Oil and Gas Property subject to such Title Defect; and

            (d) the amount that Forest believes to be the Defect Value attributable to such Title Defect.

Additionally, from the date hereof until the fifth day prior to the Notification Deadline, Anschutz shall, and shall cause the Anschutz Subsidiaries and their respective officers and employees to, notify Forest in writing of any Title Defects discovered by such Person promptly following such discovery.

     7.02 CURING DEFECTS. Anschutz shall use its Best Efforts to cure, at Anschutz's sole cost and expense and not at the expense of the Anschutz Subsidiaries, all Title Defects of which it becomes aware prior to Closing, and in each case with respect to any Title Defects that are cured, shall provide Forest with reasonably satisfactory proof thereof; provided, however, that Anschutz shall not be required to use such Best Efforts with respect to any Title Defects for which the Parties have agreed to an upward adjustment of the Cash Amount pursuant to Section 2.02(a)(ii)(B).

     7.03 DETERMINATION OF DESIGNATED VALUE AND DEFECT VALUE. (a) As used herein, the term "DESIGNATED VALUE" shall mean, with respect to any Oil and Gas Property or any Unit or Well relating thereto, the amount set forth under the column entitled "Designated Value" for such Oil and Gas Property, Unit or Well, as applicable, on Schedule 4.17. In the event that no separate amount is set forth on Schedule 4.17 for a particular Oil and Gas Property, Unit or Well that is the subject of a Title Defect or for any asset that is the subject of a Casualty Defect, the Designated Value for such Oil and Gas Property, Unit, Well or other asset shall be the amount agreed upon by Forest and Anschutz or determined pursuant to Sections 7.03(c) and (d).

     (b) As used herein, the term "DEFECT VALUE" shall mean (i) with respect to each Title Defect, the reduction in the Designated Value of the affected Oil and Gas Property, Unit or Well, as applicable, as a result of the existence of such Title Defect and (ii) with respect to each Casualty Defect, the reduction in value of the affected asset or assets as a result of such Casualty Defect.

     (c) If Anschutz does not agree with Forest's proposed Defect Value with respect to a Title Defect or a Casualty Defect or the Parties are unable to agree upon whether a Title Defect or Casualty Defect exists or the Designated Value of an Oil and Gas Property, Unit, Well or other asset, in each case for purposes of this Article VII, then Forest and Anschutz shall enter into good-faith negotiations and shall attempt to agree upon such matter, and any values to be agreed upon shall be based on the Designated Value on Schedule 4.17 for the group of properties to which such Oil and Gas Property, Unit, Well or other asset relates.

     (d) If Forest and Anschutz cannot reach agreement on the existence of a Title Defect or Casualty Defect, the Designated Value of an Oil and Gas Property, Unit, Well or other asset, or the Defect Value attributable to a Title Defect or a Casualty Defect, in any case within 10 days after the commencement of good-faith negotiations pursuant to subparagraph (c) above, at either Party's option, upon notice to the other Party, such matter shall be determined (i) in the case of matters involving Title Defects, by the Independent Engineers and
(ii) in the case of Casualty Defects, by a firm of independent consulting engineers mutually agreeable to Forest and Anschutz. Such consulting firm shall have the right to hire such additional consultants and experts as it deems reasonably appropriate. The first consultant chosen for a Title Defect-related dispute shall handle all subsequent Title Defect-related disputes, and the first consultant chosen for a Casualty Defect-related dispute shall handle all subsequent Casualty Defect-related disputes. The cost of any consultant shall be borne one-half by Forest and one-half by Anschutz. Each Party shall present its position on the matter in question to the consultant within five days after the consultant is requested to determine the applicable dispute, and the consultant shall be instructed to make a determination with respect to such disputed matter within 10 days after delivery of such presentations, unless Forest and Anschutz agree on a different time period. The determination by the consultant shall be conclusive and binding on the Parties, and shall be enforceable against any Party in any court of competent jurisdiction.

     7.04 CASUALTY DEFECT. As used herein, the term "CASUALTY DEFECT" shall mean, with respect to any portion of an Oil and Gas Property, Unit or Well, or any related equipment or facilities, any destruction by fire, blowout or other casualty or any taking, or pending or threatened taking, in condemnation or under the right of eminent domain of any such asset or portion thereof. Anschutz shall promptly notify Forest of any Casualty Defects of which Anschutz becomes aware. If any Casualty Defects exist at Closing, Forest may elect:

            (a) to proceed with Closing and increase the Cash Amount by an amount equal to the Defect Value attributable to such Casualty Defect, in which case Anschutz shall retain all insurance proceeds relative to the reduction in value caused by such Casualty Defect;

            (b) to purchase such affected asset notwithstanding such Casualty Defect, in which case, (i) Anschutz shall, at Closing, pay to Forest all sums paid to Anschutz (or any Affiliate of Anschutz) by reason of such Casualty Defect; (ii) Anschutz shall assign, or cause to be assigned, to Forest all sums to which Anschutz (or any Affiliate of Anschutz) is entitled, as the case may be, by reason of such Casualty Defect; and (iii) Anschutz shall assign, or cause to be assigned, to Forest all of the right, title and interest of Anschutz (or any Affiliate of Anschutz) in and to any unpaid awards or other payments from third parties arising out of such Casualty Defect.

Prior to Closing and except as permitted pursuant to the terms of
Section 5.03(a)(iii), Anschutz shall not, and shall not permit the Anschutz Subsidiaries to, voluntarily compromise, settle or adjust any amounts payable by reason of any Casualty Defect without first obtaining the written consent of Forest.


                                     ARTICLE VIII
                                CONDITIONS TO CLOSING

     8.01 CONDITIONS TO OBLIGATIONS OF FOREST The obligations of Forest to proceed with Closing shall be subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Anschutz contained in this Agreement shall, except for such changes as are contemplated by this Agreement, be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

            (b) COMPLIANCE WITH COVENANTS. Each and all of the covenants and agreements of Anschutz to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed and satisfied in all material respects.

            (c) CERTIFICATES. Anschutz shall have delivered to Forest an officer's certificate dated the Closing Date to the effect set forth in Sections 8.01(a) and (b).

            (d) APPROVALS. The Closing shall be permitted to occur without violation of the Hart-Scott-Rodino Act and, except for Approvals that are ministerial in nature and of the type that are routinely and customarily obtained following the closing of transactions that are similar to those contemplated hereunder, Forest and Anschutz shall each have obtained all Approvals that are required in connection with (i) the execution and delivery by such Party of this Agreement and any documents or instruments contemplated hereunder, (ii) the consummation of the transactions contemplated hereunder, (iii) the performance by such Party of its obligations hereunder and (iv) the exercise by such Party of its rights and remedies hereunder, including the Approvals listed on Schedule 3.03.

            (e) NO ACTIONS. No Action shall be pending or, to the Knowledge of Forest or Anschutz, threatened against either such Party or one or more of its Affiliates, that restricts in any material respect or prohibits (or, if successful, would restrict or prohibit) the consummation of the transactions contemplated hereby.

            (f) VIOLATION OF ORDERS. The consummation of the transactions contemplated hereunder shall not violate any order, decision, ruling or decree of any Governmental Entity having competent jurisdiction over the transactions contemplated by this Agreement or require (by any Governmental Entity) any material action on the part of Forest or any of its Affiliates.

            (g) NON-FOREIGN PERSON AFFIDAVIT. Anschutz shall have delivered to Forest an affidavit, signed under penalty of perjury, that (i) states that Anschutz is not a "foreign person" within the meaning of section 1445 of the Code and (ii) sets forth Anschutz's taxpayer identification number and address.

            (h) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, neither the Italian Assets nor any Anschutz Subsidiary shall have suffered a Material Adverse Effect, and Forest shall not have discovered or otherwise become aware of any condition, event, fact or circumstance that could be reasonably expected to have a Material Adverse Effect on the Italian Assets or any Anschutz Subsidiary.

            (i) DEFECTS. The sum of the aggregate upward adjustments to the Cash Amount pursuant to Sections 2.02(a)(ii)(B) and (C) (which shall, for purposes of this condition to Closing, include all such upward adjustments that have been agreed upon plus the maximum possible amount of all disputed upward adjustments) shall not exceed $1,000,000.

            (j) FAIRNESS OPINION. Forest shall have received from Morgan Stanley & Company, Inc. an opinion, the form and content of which must be reasonably satisfactory to Forest, stating generally that the consideration to be received by Forest at Closing in exchange for the Forest Shares is fair to Forest from a financial point of view.

     8.02 CONDITIONS TO OBLIGATIONS OF ANSCHUTZ. The obligations of Anschutz to proceed with Closing shall be subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Forest contained in this Agreement shall, except for such changes as are contemplated by this Agreement, be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

            (b) COMPLIANCE WITH COVENANTS. Each and all of the covenants and agreements of Forest required to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed and satisfied in all material respects.

            (c) CERTIFICATES. Forest shall have delivered to Anschutz an officer's certificate dated the Closing Date to the effect set forth in
     Section 8.02(a) and (b).

            (d) APPROVALS. The Closing shall be permitted to occur without violation of the Hart-Scott-Rodino Act and, except for Approvals that are ministerial in nature and of the type that are routinely and customarily obtained following the closing of transactions that are similar to those contemplated hereunder, Anschutz and Forest shall each have obtained all Approvals that are required in connection with (i) the execution and delivery by such Party of this Agreement and any documents or instruments contemplated hereunder, (ii) the consummation of the transactions contemplated hereunder, (iii) the performance by such Party of its obligations hereunder and (iv) the exercise by such Party of its rights and remedies hereunder.

            (e) NO ACTIONS. No Action shall be pending or, to the Knowledge of Anschutz or Forest, threatened against either such Party or one or more of its Affiliates, that restricts in any material respect or prohibits (or, if successful, would restrict or prohibit) the consummation of the transactions contemplated hereby.

            (f) VIOLATION OF ORDERS. The consummation of the transactions contemplated hereunder shall not violate any order, decision, ruling or decree of any Governmental Entity having competent jurisdiction over the transactions contemplated by this Agreement or require (by any Governmental Entity) any material action on the part of Anschutz or any of its Affiliates.

            (g) DEFECTS. The sum of the aggregate upward adjustments to the Cash Amount pursuant to Sections 2.02(a)(ii)(B) and (C) (which shall, for purposes of this condition to Closing, include all such upward adjustments that have been agreed upon plus the maximum possible amount of all disputed upward adjustments) shall not exceed $10,000,000.


                                      ARTICLE IX
                                   OTHER AGREEMENTS

     9.01 GROUNDS FOR TERMINATION. This Agreement and the rights and obligations of the Parties may be terminated at any time prior to Closing:

            (a)     by the mutual written agreement of the Parties;

            (b) by either Party, by written notice thereof to the other Party if Closing shall not have occurred on or before 12:00 midnight, Central Daylight Time, on July 31, 1998;

            (c) by either Party, if the consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any Governmental Entity having competent jurisdiction enjoining, restraining or otherwise preventing, or awarding substantial damages to third parties in connection with, Closing; or

            (d) by either Party, by written notice thereof to the other Party, if Forest shall not have received evidence reasonably satisfactory to it by 5 p.m., Mountain Daylight Time, on April 15, 1998, that the Cash Amount will not be subject to any Encumbrances in favor of the creditors of AREC and that Forest will, following Closing, have the unrestricted right to withdraw such funds from AREC without violating any covenants or obligations owed by AREC to the creditors of AREC or otherwise arising under the AREC Credit Facilities; provided, however, that neither Party shall have the right to terminate this Agreement pursuant to this
     Section 9.01(d) after the date on which Forest receives such evidence;

provided, however, that a Party shall not be allowed to exercise any right of termination pursuant to this Section 9.01 if the event giving rise to such right shall be due to the failure of such Party to perform or observe in any material respect any of the covenants or agreements set forth herein to be performed or observed by such Party.

     9.02 EFFECT OF TERMINATION. If this Agreement and the rights and obligations of the Parties are terminated pursuant to Section 9.01, this Agreement and the rights and obligations of the Parties shall become void and of no further force or effect, except as follows:

            (a) if any Party is in default of its obligations hereunder at the time such termination occurs, such defaulting Party shall continue to be liable for Losses in respect of such default for which it is responsible pursuant to this Agreement;

            (b)     the provisions of this Section 9.02 and of Sections 3.15 and
     4.15 and Article XI (other than Section 11.07) shall survive any such termination and continue in full force and effect.

     9.03 SURVIVAL. Subject to the terms of Section 10.07, which shall govern with respect to the matters covered thereby, the representations, warranties, covenants and agreements in this Agreement and any document delivered pursuant hereto shall survive Closing; provided, however, that any Claim hereunder may be made only if the Party making such Claim shall have notified the Party against whom such Claim is made on or before (a) in the case of the representations and warranties of the Parties contained in Sections 3.05, 3.06, 3.08-3.14, 4.05, 4.06, 4.08-4.14, 4.17-4.19, and 4.21-4.25, and the
corresponding indemnity obligations with respect to such representations and warranties set forth in Sections 9.05(a) and 9.06(a), as applicable, on or before the second anniversary of the Closing Date, (b) in the case of the representation and warranty of Anschutz set forth in Section 4.20 as it relates to the non-Canadian Foreign Concessions included in the Oil and Gas Properties, the indemnity obligation of Anschutz in Section 9.05(a) that relates thereto and the indemnity obligation of Anschutz in Section 9.05(b) as it relates to environmental matters affecting such Foreign Concessions, on or before the close of business on the first anniversary of the Closing Date, (c) in the case of the representation and warranty of Anschutz set forth in Section 4.20 with respect to matters other than as described in clause (b) immediately preceding, the indemnity obligation of Anschutz in Section 9.05(a) that relates thereto and the indemnity obligation of Anschutz in Section 9.05(b) as it relates to environmental matters other than those described in clause (b) immediately preceding, on or before the close of business on the third anniversary of the Closing Date, (d) in the case of the indemnity obligation set forth in Section 9.05(d), on or before the sixth anniversary of the Closing Date, and (e) in the case of all other provisions, at any time. Forest and Anschutz acknowledge and agree that, effective upon the expiration of the applicable survival period for a Section (or portion thereof) of this Agreement as provided in this
Section 9.03, the Party having rights under such Section (or portion thereof) shall be deemed to have released the other Party from and against any Claims it may have against such other Party, whether in contract or otherwise (and including those arising under applicable Legal Requirements), with respect to the subject matter covered by such Section (or portion thereof); provided, however, that this sentence shall not be construed as limiting the rights of the Forest Indemnified Parties or the Anschutz Indemnified Parties with respect to any Claims for which they have notified the other Party prior to the expiration of the applicable survival period as set forth in this Section 9.03.

     9.04 CROSS INDEMNITY FOR CERTAIN FEES AND EXPENSES. Anschutz shall pay for, and hereby agrees to indemnify the Forest Indemnified Parties with respect to, any broker's, legal, accounting or similar fees and expenses incurred by Anschutz or the Anschutz Subsidiaries in connection with the preparation of this Agreement and the transactions contemplated hereby. Forest shall pay for, and hereby agrees to indemnify Anschutz with respect to, any broker's, legal, accounting or similar fees and expenses incurred by Forest in connection with the preparation of this Agreement and the transactions contemplated hereby.

     9.05 INDEMNIFICATION OF FOREST. Except with respect to the Tax matters covered by Article X, which shall be governed by such Article, Anschutz agrees to indemnify, defend and hold harmless Forest, its Affiliates (and after Closing, the Anschutz Subsidiaries) and their respective directors, officers, employees and agents (collectively, the "FOREST INDEMNIFIED PARTIES") from and against any and all Losses sustained by or Claims made against any Forest Indemnified Party arising out of or resulting from the following:

            (a) any breach of any of the representations, warranties and covenants of Anschutz under this Agreement or any document or instrument contemplated hereunder (except to the extent such breaches constitute Title Defects or Casualty Defects for which Forest has been compensated pursuant to the provisions of Section 2.02 and/or
     Article VII);

            (b) if Closing occurs, the ownership or operation of the Anschutz Assets prior to the Closing Date (except to the extent that Forest has been compensated pursuant to Section 2.02 and except with respect to any environmental matters that are described with reasonable specificity and detail on Schedule 4.20);

            (c) the withdrawal by Forest from AREC of the funds contributed by Anschutz to AREC pursuant to Section 2.01(a); and

            (d) the ownership or operation by Anschutz Canada of mining properties in British Columbia, Canada.

     9.06 INDEMNIFICATION OF ANSCHUTZ. Except with respect to the Tax matters covered by Article X, which shall be governed by such Article, Forest agrees to indemnify, defend and hold harmless Anschutz, its Affiliates (but excepting, after Closing, the Anschutz Subsidiaries) and their respective directors, officers, employees and agents (collectively, the "ANSCHUTZ INDEMNIFIED PARTIES") from and against any and all Losses sustained by or Claims made against any Anschutz Indemnified Party arising out of or resulting from the following:

            (a) any breach of any of the representations, warranties and covenants of Forest under this Agreement or any document or instrument contemplated hereunder; and

            (b) if Closing occurs and except with respect to any matters covered by the indemnity given by Anschutz in favor of Forest pursuant to
     Section 9.05(a), the ownership or operation of the Anschutz Assets following the Closing Date.

     9.07 LIMITATIONS ON INDEMNIFICATION. Notwithstanding the terms of Sections 9.05 and 9.06:

            (a)     in no event shall any Party be liable pursuant to
     Section 9.05 or 9.06 for exemplary, punitive, special, indirect, consequential, remote or speculative damages;

            (b)     with respect to the liability of Anschutz pursuant to
     Section 9.05(a) as it relates to the representation and warranty of Anschutz set forth in Section 4.20, or pursuant to Section 9.05(b) as it relates to environmental matters, (i) Anschutz shall not be liable, unless and until, and then only to the extent that, the aggregate of all Losses by or Claims against the Forest Indemnified Parties arising therefrom exceed an amount equal to $500,000 and (ii) in no event shall Anschutz be liable for Losses or Claims that exceed $30,000,000 in the aggregate; and

            (c) the representations, warranties, covenants and indemnities contained herein are solely for the purposes of defining the nature and extent of the obligations of the Parties to each other and shall not be deemed to ratify or create any rights in third parties (except for the indemnification provisions for the benefit of the Forest Indemnified Parties and the Anschutz Indemnified Parties, as applicable) or under any Legal Requirements.

     9.08 INDEMNIFICATION PROCEDURE. (a) If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD-PARTY CLAIM") that may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this Agreement, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

     (b) The Indemnifying Party will have the right to defend the Indemnified Party against the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 25 days after the Indemnified Party has given notice of the Third-Party Claim that the Indemnifying Party elects to assume the defense of such Third Party Claim and does not dispute its obligation to hereunder indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer as a result of such Third-Party Claim, (ii) settlement of, or an adverse judgment with respect to, the Third-Party Claim is not in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (iii) the Indemnifying Party conducts the defense of the Third-Party Claim actively and diligently.

     (c) So long as the Indemnifying Party is conducting the defense of the Third-Party Claim in accordance with Section 9.08(b), (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or the issuance of an injunction, the granting of equitable relief or any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

     (d) In the event any of the conditions in Section 9.08(b) is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third-Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically (at least quarterly) for the costs of defending against the Third-Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim to the fullest extent provided in this Agreement.

     9.09 CONFIDENTIALITY. (a) After the date of this Agreement, Anschutz shall not, directly or indirectly, use, disclose or provide, or shall not permit any other Person under their control, directly or indirectly, to use, disclose or provide to any other Person any non-public information concerning the business, properties or operations of Anschutz Subsidiaries or the Anschutz Assets, except (i) with respect to the period from the date hereof to Closing, as may be required in the normal and ordinary course of the business of the Anschutz Subsidiaries, (ii) as may be required to be disclosed by Anschutz on the advice of counsel in connection with any filing or judicial, administrative or arbitration proceeding with any Governmental Entity, and (iii) to the extent permitted pursuant to Section 5.04.

     (b) Prior to Closing, Forest agrees to abide by the terms of its existing confidentiality agreement with Anschutz. Following Closing, Forest agrees to cause the Anschutz Subsidiaries to abide by the terms of the confidentiality agreements listed in Schedule 4.14 that are binding on the Anschutz Subsidiaries.

     9.10 AREA OF MUTUAL INTEREST. (a) For a period of one year following the Closing Date, Anschutz shall, and shall cause its Affiliates to, notify Forest in writing of any AMI Investment Opportunity developed by, presented to or otherwise available to Anschutz or such Affiliate (an "INVESTMENT OPPORTUNITY NOTICE"), which Investment Opportunity Notice shall include, to the extent it is available, a full and complete description of the applicable AMI Investment Opportunity, the terms upon which Anschutz is offering Forest the opportunity to participate (which terms shall be commercially reasonable and of the type that are typically found in transactions of such nature, but in no event shall Anschutz be obligated to offer terms more advantageous than the terms upon which Anschutz is entitled to participate) and any other relevant information in the possession of or known by Anschutz and its Affiliates. If following the delivery of an Investment Opportunity Notice Anschutz or any of its Affiliates obtain any additional information regarding an AMI Investment Opportunity that would be relevant to a Person's decision to pursue or invest in such AMI Investment Opportunity, Anschutz shall, or shall cause its applicable Affiliate to, communicate such information to Forest.

     (b) For a period of 45 days following the receipt by Forest of an Investment Opportunity Notice and such other information as may be necessary to permit Forest to meaningfully evaluate, and make an informed decision with respect to, an AMI Investment Opportunity, Forest or its designee shall have the right, exercisable by the delivery of written notice to Anschutz, to notify Anschutz of its desire to acquire up to 50% of Anschutz's interest in the applicable AMI Investment Opportunity. If Forest elects to acquire an interest in an AMI Investment Opportunity as provided in this Section 9.10(b), Forest and Anschutz shall promptly execute such documents and instruments and take such other actions as may be reasonably necessary to consummate such acquisition.

     (c) If Forest or its designee elects not to acquire an interest in an AMI Investment Opportunity as provided in Section 9.10(b), Anschutz and/or the applicable Anschutz Affiliate shall have the right to pursue or invest in such AMI Investment Opportunity to the exclusion of Forest; provided, however, that if Forest elects not to acquire an interest in an AMI Investment Opportunity and the proposed terms of such AMI Investment Opportunity thereafter become significantly more attractive (from the investor's standpoint) than those upon which Forest's decision was based, Anschutz shall, and shall cause its Affiliates to, supplement its prior Investment Opportunity Notice to Forest and comply anew with the provisions of this Section 9.10.

     9.11   TAX BASIS.  On or before May 15, 1998, Anschutz shall provide
Forest with a statement, certified by Anschutz, setting forth its Tax basis or pool balances in the Equity Securities of the Anschutz Subsidiaries and the Anschutz Assets as of July 31, 1997, together with such materials as are necessary to adequately document and support such statement. On or before May 15, 1999, Anschutz shall provide Forest with a statement, certified by Anschutz, setting forth its Tax basis or pool balances in the Equity Securities of the Anschutz Subsidiaries and the Anschutz Assets as of the Closing Date, together with such materials as are necessary to adequately document and support such statement. Upon request, Anschutz will provide Forest with estimates of its Tax basis or pool balances in the Equity Securities of the Anschutz

Subsidiaries and the Anschutz Assets as of other dates, if estimates are all that are available due to the annual tax returns affecting any such Tax basis or pool balances being incomplete.

     9.12 TRANSITION PERIOD. During the period commencing with the Closing and terminating on the earlier to occur of 180 days following the Closing, or written notice to such effect from Forest (the "TRANSITION PERIOD"), Anschutz shall cooperate with Forest to ensure the smooth transition of ownership and operation of the Anschutz Assets. Prior to Closing, the Parties shall use their Best Efforts to agree upon the terms of a definitive agreement setting forth the exact scope of the services to be provided by Anschutz to Forest during the Transition Period and the compensation to be paid by Forest to Anschutz in connection therewith. Without limiting the generality of the foregoing, it is the Parties' intent that (a) during the Transition Period, Anschutz shall perform the activities described in Schedule 9.12 and (b) Forest will reimburse Anschutz for all reasonable costs and expenses incurred by Anschutz in connection therewith, including internal time charges and overhead.

     9.13 DISCLAIMERS. (a) Except as expressly set forth in this Agreement or the other Transaction Documents, Anschutz disclaims all liability and responsibility for any other representation, warranty, statements or communications (orally or in writing) to any other party (including, but not limited to, any information contained in any opinion, information or advice that may have been provided to any such party by any officer, stockholder, director, employee, agent, consultant, representative or contractor of Anschutz or its Affiliates or any engineer or engineering firm, or other agent, consultant or representative) wherever and however made prior to Closing with respect to the transactions contemplated hereby. Without limiting the generality of the foregoing and without limiting any of the rights of Forest under this Agreement, Anschutz expressly disclaims and negates any representation or warranty as to
(a) the accuracy of any information relating to the existence or extent of reserves or the value of the Anschutz Assets based thereon, (b) the amount, value, quality or deliverability of petroleum, natural gas or other reserves attributable to the Anschutz Assets, or (c) any geological, engineering or other interpretations of economic valuation. Except as set forth in this Agreement or the other Transaction Documents, all tangible personal property included in the Anschutz Assets is "AS IS, WHERE IS," and except as set forth in this Agreement or the other Transaction Documents, Anschutz MAKES NO, AND DISCLAIMS ANY, REPRESENTATION OR WARRANTY, WHETHER EXPRESS OR IMPLIED, AND WHETHER BY COMMON LAW, STATUTE, OR OTHERWISE, AS TO (i) MERCHANTABILITY, (ii) FITNESS FOR ANY PARTICULAR PURPOSE, (iii) CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, AND
(iv) CONDITION.

     (b) Except as expressly set forth in this Agreement or the other Transaction Documents, Forest disclaims all liability and responsibility for any other representation, warranty, statements or communications (orally or in writing) to any other party (including, but not limited to, any information contained in any opinion, information or advice that may have been provided to any such party by any officer, stockholder, director, employee, agent, consultant, representative or contractor of Forest or its Affiliates or any engineer or engineering firm, or other agent, consultant or representative) wherever and however made prior to Closing with respect to the transactions contemplated hereby. Without limiting the generality of the foregoing and without limiting any of the rights of Forest under this Agreement, Forest expressly disclaims and negates any representation or warranty as to (a) the accuracy of any information relating to the existence or extent of reserves or the value of Forest's assets based thereon, (b) the amount, value, quality or deliverability of petroleum, natural gas or other reserves attributable to the Forest's assets, or (c) any geological, engineering or other interpretations of economic valuation. Except as set forth in this

Agreement or the other Transaction Documents, all tangible personal property included in Forest's assets is "AS IS, WHERE IS," and except as set forth in this Agreement or the other Transaction Documents, Forest MAKES NO, AND DISCLAIMS ANY, REPRESENTATION OR WARRANTY, WHETHER EXPRESS OR IMPLIED, AND WHETHER BY COMMON LAW, STATUTE, OR OTHERWISE, AS TO (i) MERCHANTABILITY,
(ii) FITNESS FOR ANY PARTICULAR PURPOSE, (iii) CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, AND (iv) CONDITION.

     (c) The Parties agree that the preceding disclaimers are "conspicuous" disclaimers for purposes of any applicable Legal Requirements.

     9.14 RELEASE OF CERTAIN GUARANTIES AND INDEMNITIES. With respect to certain of the Anschutz Subsidiaries and the Italian Assets, Forest acknowledges that Anschutz (or one or more of its Affiliates) has provided, and is currently providing, the guarantees, letters of credit, bonds or other forms of surety and has incurred certain related obligations, each as listed on Schedule 9.14 (collectively, the "ANSCHUTZ SUPPORT ARRANGEMENTS"). With respect to such Anschutz Support Arrangements, Forest agrees to use its Best Efforts to cause Anschutz and its Affiliates to be released, effective as of the Closing Date, from any liability thereunder. If Forest is unable to cause Anschutz and its Affiliates to be released from any liability under any of the Anschutz Support Arrangements prior to Closing, Anschutz agrees to maintain the effectiveness of such Anschutz Support Arrangements until such time as Forest is able to implement the arrangements that are necessary to effect a release of Anschutz (or its applicable Affiliate or Affiliates) from any liability under such Anschutz Support Arrangements. For so long as Anschutz (or its applicable Affiliate or Affiliates) maintains any Anschutz Support Arrangements after Closing in accordance with the terms of the immediately preceding sentence, Forest agrees to indemnify, defend and hold harmless Anschutz and its Affiliates from any liability and reasonable costs and expenses that may be suffered or incurred by Anschutz and its Affiliates pursuant to the applicable Anschutz Support Arrangements. At Closing, Forest shall assume all obligations of Anschutz and Anschutz Company under the AREC Credit Facilities.

     9.15 BOOKS, RECORDS, FILES AND DATA. Within 30 days following Closing, Anschutz shall cause to be delivered to Forest all books, records, files and data regarding the Anschutz Subsidiaries or the Anschutz Assets that are in the possession or control of Anschutz or its Affiliates, including, without limitation, all abstracts of title, title opinions, title curative documents, title records, Contracts constituting the Anschutz Assets, correspondence, geologic, geophysical and seismic records, data and information, production records, logs, core data, pressure data, decline curves, production curves, and accounting records.

     9.16 SPECIAL AGREEMENT REGARDING AREC BALANCE SHEET. With respect to the balance sheet of AREC as of December 31, 1997, which is a part of the Anschutz Financial Statements, Forest and Anschutz agree as follows:

            (a) if the Working Capital of AREC as of December 31, 1997, as recalculated following the determination of the actual amount of any items that were reflected as accruals in such balance sheet (the "RECALCULATED WORKING CAPITAL") exceeds the Working Capital of AREC that was originally set forth in such balance sheet (the "ORIGINAL WORKING CAPITAL") by an amount greater than $1,000,000, Forest shall promptly pay Anschutz an amount equal to the excess of Recalculated Working Capital over Original Working Capital; and

            (b) if the Recalculated Working Capital is less than the Original Working Capital by an amount that exceeds $1,000,000, Anschutz shall promptly pay Forest an amount equal to the shortfall of Recalculated Working Capital from Original Working Capital.

For purposes of this Section 9.16, the term "WORKING CAPITAL" shall mean current assets less current liabilities in accordance with GAAP.

     9.17 AGREEMENT REGARDING ROYALTY PLAN. With respect to any of the Foreign Concessions listed in Part VII of Schedule 4.17 that have not been awarded as of the Closing, or that have been awarded but for which the overriding royalty interest under the Royalty Plan has not be assigned as of the Closing, Forest agrees to make the appropriate assignments of the overriding royalty interest under the Royalty Plan as in effect on the date hereof to those persons designated as Participants by the Committee; provided, however, that in no event shall the aggregate royalty interest for any individual Foreign Concession exceed an amount equal to .75% of 1% of 8/8ths. The form of any such assignments shall be in the form prescribed by the Royalty Plan or such other form as may be necessary or appropriate under applicable laws, rules and regulations.

                                      ARTICLE X
                                        TAXES

     10.01 PREPARATION AND FILING OF TAX RETURNS. (a) With respect to each Tax Return covering a taxable period ending on or before the Closing Date that is required to be filed after the Closing Date for, by or with respect to the Anschutz Subsidiaries (other than the Tax Returns described in Section 10.01(c)), Anschutz shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all items of income, gain, loss, deduction and credit or other items (collectively "TAX ITEMS") required to be included therein, and shall deliver the original of such Tax Return to Forest at least 30 days prior to the due date (including extensions) of such Tax Return. Anschutz shall pay to Forest the amount of any Anschutz Taxes shown to be due on such Tax Return not less than five days prior to the due date of such Tax Return. Forest shall cause the Anschutz Subsidiaries to file timely such Tax Return with the appropriate taxing authority and to pay the amount of Taxes shown to be due on such Tax Return.

     (b) With respect to each Tax Return covering (i) a taxable period beginning on or before the Closing Date and ending after the Closing Date or,
(ii) a taxable period beginning after the Closing Date, that is required to be filed after the Closing Date for, by or with respect to the Anschutz Subsidiaries (other than the Tax Returns described in Section 10.01(c)), Forest shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all Tax Items required to be included therein. Forest shall determine the portion, if any, of the Tax due with respect to the period covered by such Tax Return which is an Anschutz Tax. At least 30 days prior to the due date (including extensions) of such Tax Return, Forest shall deliver to Anschutz a copy of such Tax Return and of its determinations. Anschutz shall pay to Forest the amount of the Anschutz Tax reflected on the Tax Return not less than five days prior to the due date of such Tax Return. Forest shall cause the Anschutz Subsidiaries to file timely such Tax Return with the appropriate taxing authority and to pay timely the amount of Taxes shown to be due on such Tax Return.

     (c) Anschutz shall cause to be included in the consolidated federal, state and country income Tax Returns, if any, of the Anschutz Group for all periods ending on or before or which include the

Closing Date, all Tax Items of the Anschutz Subsidiaries that are required to be included therein, shall file timely all such Tax Returns with the appropriate taxing authorities and shall pay timely all Taxes due with respect to the periods covered by such Tax Returns.

     10.02 368(a) REORGANIZATION. Forest shall cooperate with Anschutz to cause the acquisition of the Anschutz Subsidiaries to qualify as a reorganization under section 368(a) of the Code.

     10.03 ACCESS TO INFORMATION. (a) Anschutz shall grant to Forest (or its designees) access at all reasonable times to all of the information, books and records relating to the Anschutz Subsidiaries (including workpapers and correspondence with taxing authorities), and shall afford Forest (or its designees) the right (at Forest's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Forest (or its designees) to prepare Tax Returns, to conduct negotiations with Tax authorities, and to implement the provisions of, or to investigate or defend any Claims between the Parties arising under, this Agreement.

     (b) Forest shall grant or cause the Anschutz Subsidiaries to grant to Anschutz (or its designees) access at all reasonable times to all of the information, books and records relating to the Anschutz Subsidiaries within the possession of Forest, the Anschutz Subsidiaries (including workpapers and correspondence with taxing authorities), and shall afford Anschutz (or its designees) the right (at Anschutz's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Anschutz (or its designees) to prepare Tax Returns, to conduct negotiations with Tax authorities, and to implement the provisions of, or to investigate or defend any Claims between the parties arising under, this Agreement.

     (c) Each of the Parties will preserve and retain all schedules, workpapers and other documents relating to any Tax Returns of or with respect to the Anschutz Subsidiaries or to any Claims affecting the Anschutz Subsidiaries until the expiration of the statute of limitations (including extensions) applicable to the taxable period to which such documents relate or until the final determination of any controversy with respect to such taxable period, and until the final determination of any payments that may be required with respect to such taxable period under this Agreement.

     10.04 ANSCHUTZ TAX INDEMNIFICATIONS. Anschutz hereby agrees to protect, defend, indemnify and hold harmless the Forest Indemnified Parties from and against, and agrees to pay, all Taxes imposed and all costs and expenses (including, without limitation, litigation costs and reasonable attorneys' and accountants' fees and disbursements) incurred (all herein referred to as "TAX LOSSES") as a result of a Claim, notice of deficiency, or assessment by, or any obligation owing to, any taxing authority for:

            (a)     Any Anschutz Taxes;

            (b) Any Taxes of any corporation (other than the Anschutz Subsidiaries) that is or was a member of the Anschutz Group or of any other affiliated group of corporations of which the Anschutz Subsidiaries was a member at any time on or prior to the Closing Date; and

            (c) Any Taxes attributable to the transactions contemplated by this Agreement.

     10.05 FOREST TAX INDEMNIFICATIONS. Forest agrees to protect, defend, indemnify and hold harmless the Anschutz Indemnified Parties from and against, and agrees to pay, all Tax Losses incurred as a result of a Claim, notice of deficiency, or assessment by, or any obligation owing to, any taxing authority for any Taxes of the Anschutz Subsidiaries attributable to any Post-Closing Taxable Period.

     10.06 TAX INDEMNIFICATION PROCEDURES. (a) If a Claim shall be made by any taxing authority that, if successful, would result in the indemnification of a Person under this Agreement (referred to herein as the "TAX INDEMNIFIED PARTY"), the Tax Indemnified Party shall promptly notify the Party obligated under this Agreement to so indemnify (referred to herein as the "TAX INDEMNIFYING PARTY") in writing of such fact.

     (b) The Tax Indemnified Party shall take such action in connection with contesting such Claim as the Tax Indemnifying Party shall reasonably request in writing from time to time, including the selection of counsel and experts and the execution of powers of attorney, provided that (i) within 30 days after the notice described in Section 10.06(a) has been delivered (or such earlier date that any payment of Taxes is due by the Tax Indemnified Party but in no event sooner than five days after the Tax Indemnifying Party's receipt of such notice), the Tax Indemnifying Party requests that such Claims be contested,
(ii) the Tax Indemnifying Party shall have agreed to pay to the Tax Indemnified Party all costs and expenses that the Tax Indemnified Party incurs in connection with contesting such Claims, including, without limitation, reasonable attorneys' and accountants' fees and disbursements, and (iii) if the Tax Indemnified Party is requested by the Tax Indemnifying Party to pay the Tax claimed and sue for a refund, the Tax Indemnifying Party shall have advanced to the Tax Indemnified Party, on an interest-free basis, the amount of such Claim. The Tax Indemnified Party shall not make any payment of such Claims for at least 30 days (or such shorter period as may be required by applicable law) after the giving of the notice required by Section 10.06(a), shall give to the Tax Indemnifying Party any information reasonably requested relating to such Claim, and otherwise shall cooperate with the Tax Indemnifying Party in good faith in order to contest effectively any such Claim.

     (c) Subject to the provisions of Section 10.06(b), the Tax Indemnified Party shall enter into a settlement of such Claim with the applicable taxing authority or prosecute such Claim to a determination in a court or other tribunal of initial or appellate jurisdiction, all as the Tax Indemnifying Party may request.

     (d) If, after actual receipt by the Tax Indemnified Party of an amount advanced by the Tax Indemnifying Party pursuant to Section 10.06(b)(iii), the extent of the liability of the Tax Indemnified Party with respect to the Claims shall be established by the final judgment or decree of a court or other tribunal or a final and binding settlement with an administrative agency having jurisdiction thereof, the Tax Indemnified Party shall promptly repay to the Tax Indemnifying Party the amount advanced to the extent of any refund received by the Tax Indemnified Party with respect to the Claims together with any interest received thereon from the applicable taxing authority and any recovery of legal fees from such taxing authority, net of any Taxes as are required to be paid by the Tax Indemnified Party with respect to such refund, interest or legal fees (calculated at the maximum applicable statutory rate of Tax without regard to any other Tax Items). Notwithstanding the foregoing, the Tax Indemnified Party shall not be required to make any payment hereunder before such time as the Tax Indemnifying Party shall have made all payments or indemnities then due with respect to the Tax Indemnified Party pursuant to this Agreement.

     (e) Promptly after a final determination, the Tax Indemnifying Party shall pay to the Tax Indemnified Party the amount of any Tax Losses to which the Tax Indemnified Party may become entitled by reason of the provisions of this
Article X.

     10.07 SURVIVAL OF TAX PROVISIONS. Anything to the contrary in this Agreement notwithstanding, the representations, warranties, covenants, agreements, rights and obligations of the Parties with respect to any Tax matters covered by this Agreement (including the representations and warranties set forth in Sections 3.07 and 4.07) shall survive the Closing and shall not terminate until one day after the expiration of the statute of limitations (including extensions) applicable to such Tax matters.

     10.08 AUDITS. From and after Closing, Forest agrees to cooperate with Anschutz and the Anschutz Subsidiaries with respect to any audits by Governmental Entities for taxes pertaining to the Anschutz Subsidiaries attributable to a Pre-Closing Taxable Period. Anschutz and Anschutz Subsidiaries shall have full authority to settle such audits, provided that, if an audit item settlement would have a Material Adverse Effect on Forest or an Anschutz Subsidiary on an ongoing basis, then Anschutz will obtain the prior consent of Forest before settling such item, which consent shall not be unreasonably withheld. Anschutz will keep Forest informed of audits with respect to the Anschutz Subsidiaries or the Anschutz Assets.


                                      ARTICLE XI
                                    MISCELLANEOUS

     11.01 NOTICES. Any notice, request, instruction or other correspondence to be given hereunder by one Party to another (a "NOTICE") shall be in writing and mailed by registered or certified mail, return receipt requested, postage prepaid, or delivered personally (which shall include delivery by a courier or messenger service) or by telecopy transmission with confirmation of receipt, as follows:

     If to Forest, addressed to:    Forest Oil Corporation
                                    1600 Broadway, Site 2200
                                    Denver, Colorado 80202
                                    Attention:  V. Bruce Thompson
                                    Fax No.:    (303) 812-1510

     If to Anschutz, addressed to:  The Anschutz Corporation
                                    555 Seventeenth Street, Suite 2400
                                    Denver, Colorado 80202
                                    Attention:  Richard M. Jones
                                    Fax No.:    (303) 298-8881

Notice given by mail or by personal delivery shall be effective (and deemed to have been given) upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received and confirmed by return transmission during the recipient's normal business hours or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. No Notice shall be given to or by any Anschutz Subsidiaries. Any Party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

     11.02 GOVERNING LAW AND CONSTRUCTION. The provisions of this Agreement and the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the State of Colorado (excluding any conflicts-of-law rule or principle that might refer same to the laws of another jurisdiction), except to the extent that same are mandatorily subject to the laws of another jurisdiction pursuant to the laws of such other jurisdiction. The fact that one representation and warranty in this Agreement may be duplicative of or may overlap, in whole or in part, or may be more general or specific than, another representation and warranty in this Agreement shall not negate, diminish or modify either representation and warranty, as each shall be construed and interpreted independently. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

     11.03 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement (together with all Schedules and Exhibits attached hereto) and the other Transaction Documents and the existing confidentiality agreement between Forest and Anschutz constitute the entire agreement between the Parties pertaining to the subject matter hereof and thereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no representations, warranties, covenants or agreements between the Parties in connection with the subject matter hereof and thereof except as set forth specifically herein or therein or contemplated hereby or thereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Party or Parties to be bound thereby and expressly referencing this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar) nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

     11.04 SUCCESSORS; THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties and their respective successors and assigns any rights, benefits or obligations hereunder, except for the indemnification provisions for the benefit of the Forest Indemnified Parties and the Anschutz Indemnified Parties, as applicable.

     11.05 SEVERABILITY. If any one or more of the provisions contained in this Agreement or in any document delivered pursuant hereto shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such document.

     11.06 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.07 FURTHER ASSURANCES. After Closing, the Parties will take all appropriate action and execute any documents, instruments or conveyances of any kind that may be reasonably necessary to effectuate the intent of this Agreement.

     11.08 REMEDIES. Except as otherwise expressly stated in this Agreement, the rights and remedies provided by this Agreement are cumulative, and the use of any one right or other remedy by any Party shall not preclude or constitute a waiver of its rights to use any or all other remedies. Such rights and remedies are given in addition to any other rights and remedies a Party may have by law, statute or otherwise.

     IN WITNESS WHEREOF, the Parties hereby execute this Agreement as of the day and year first above written.

                               FOREST OIL CORPORATION


                               By:
                               Name: /s/ Robert S. Boswell
                               Title: /s/ President and Chief Financial Officer

                               THE ANSCHUTZ CORPORATION


                               By:
                               Name: /s/ William J. Miller
                               Title: /s/ Vice President

                                   EXHIBIT 2.04(i)

                                 SECOND AMENDMENT TO
                                SHAREHOLDERS AGREEMENT

     This SECOND AMENDMENT TO SHAREHOLDERS AGREEMENT (this "AMENDMENT") is entered into by and between Forest Oil Corporation, a New York corporation ("FOREST"), and The Anschutz Corporation, a Kansas corporation ("ANSCHUTZ"), this _____ day of __________, 1998.

     Forest and Anschutz have entered into that certain Shareholders Agreement dated as of July 27, 1995, as amended by a First Amendment to Shareholders Agreement dated as of January 24, 1996 (the "SHAREHOLDERS AGREEMENT").

     The Board of Directors of Forest (the "BOARD"), in approving the Purchase and Sale Agreement (the "PURCHASE AND SALE AGREEMENT"), dated as of ____________, 1998, between Forest and Anschutz, also approved certain amendments to the Shareholders Agreement.

     NOW, THEREFORE, for and in consideration of the premises and of the mutual agreements herein contained, and the mutual benefits to be derived therefrom the parties agree as follows (terms used but not otherwise defined shall have the same meaning as in the Shareholders Agreement):

     1. Article I of the Shareholders Agreement is hereby amended by adding the following definitions:

            "FOREST SHARES" has the meaning given such term in the Purchase and Sale Agreement.

            "SHARES" means the Purchaser Shares and the Forest Shares.

            "TRANSACTION DOCUMENTS" means the Transaction Documents (as defined in the Purchase Agreement) and the Transaction Documents (as defined in the Purchase and Sale Agreement).

     2. The definition of "Section 16(b) Liability" in Article I, the definition of "Section 16(b) Matter" in Article I, Section 3.2, Section 3.2(f),
Section 3.2(h), Section 3.2(i), Section 3.3(a)(1), Section 5.1, and Section 5.5 are hereby amended by replacing "Purchaser Shares" with "Shares."

     3. Section 2.2(b) is hereby amended in its entirety to read as follows:

            (b) In all notices, registrations, applications, statements, pleadings, memoranda, briefs and other documents submitted to or filed with any Governmental Body (including, without limitation, in any Action referred to in Section 2.2(c)), none of the Company, Purchaser and their respective Affiliates shall assert any position or claim with respect to the acquisition (or deemed acquisition) or disposition (or deemed disposition) by Purchaser of "beneficial ownership" of, or a "pecuniary interest" or "indirect pecuniary interest" in (i) any of the Purchaser Shares that is inconsistent with the position or claim that Purchaser acquired (or shall have been deemed to acquire) "beneficial ownership" of, or a "pecuniary interest" or "indirect pecuniary interest" in, all of the Purchaser Shares on or before the date of this Agreement or
     (ii) any of the Forest Shares that is inconsistent with the position or claim that Purchaser acquired (or shall have been deemed to acquire) "beneficial ownership" of, or a "pecuniary interest" or "indirect pecuniary interest" in, all of the Forest Shares on or before the date of this Amendment, except that Purchaser may assert any such inconsistent position or claim if Purchaser, based on advice of counsel, determines that there is a reasonable basis to conclude that as a result of the failure to assert such inconsistent position or claim, Purchaser, any person who controls Purchaser within the meaning of any applicable Regulation or any of their respective shareholders, directors, officers, employees, agents and Affiliates could be in violation of any applicable Regulation or could become subject to any sanction, fine, award or other penalty, whether civil or criminal.

     4. Section 3.2(f) is further amended by replacing the reference to "Section 2.1" with "Section 3.1."

     Except as expressly amended hereby, the Shareholders Agreement is hereby ratified and confirmed, and as hereby amended, shall remain in full force and effect in accordance with its terms, conditions and provisions.

     EXECUTED in multiple counterparts, each having the force and effect of an original, effective as of the date first written above.

                                        FOREST OIL CORPORATION


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        THE ANSCHUTZ CORPORATION


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                   EXHIBIT 2.04(j)

                                  AMENDMENT NO. 2 TO
                            REGISTRATION RIGHTS AGREEMENT

     This AMENDMENT NO. 2 TO REGISTRATION RIGHTS AGREEMENT this ("AMENDMENT") is entered into by FOREST OIL CORPORATION, a New York corporation (the "COMPANY"), and THE ANSCHUTZ CORPORATION, a Kansas corporation (the "SHAREHOLDER"), this ____ day of _________, 1998.

     The Company and the Shareholder entered into a Registration Rights Agreement dated as of May 19, 1995, and amended as of November 5, 1996 (the "REGISTRATION RIGHTS AGREEMENT"). Terms not otherwise defined herein have the meanings stated in the Registration Rights Agreement or, if not defined therein, in the Purchase Agreement (as defined therein).

     The Board of Directors of Forest, in approving the Purchase and Sale Agreement dated as of _____________, 1998, between Forest and Anschutz, also approved certain amendments to the Registration Rights Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1. The definition of "Registrable Shares" in the last sentence of Recital D is hereby amended to read in its entirety as follows:

     The Shareholder Shares and, when acquired by the Shareholder, the Tranche B Warrant Shares, and the Forest Shares (acquired by the Shareholder pursuant to a Purchase and Sale Agreement dated as of ________________, 1998 between the Shareholder and the Company) are collectively referred to as the "REGISTRABLE SHARES."

     2. Except as otherwise provided herein, all provisions of the Registration Rights Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

     3. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

                                        FOREST OIL CORPORATION

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        THE ANSCHUTZ CORPORATION

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

                                   EXHIBIT 2.04(k)

                                 AMENDMENT NO. 2 TO
                                  RIGHTS AGREEMENT


     This AMENDMENT NO. 2 TO RIGHTS AGREEMENT (this "AMENDMENT") is entered into by Forest Oil Corporation, a New York corporation (the "COMPANY"), and Chase Mellon Shareholder Services L.L.C., a New York limited liability company, as rights agent (the "RIGHTS AGENT"), this ____ day of ____________, 1998.

     The Company and the Rights Agent entered into a Rights Agreement dated as of October 14, 1993 and amended as of July __, 1995 (the "RIGHTS AGREEMENT").

     The Board of Directors of the Company (the "BOARD"), in approving that certain Purchase and Sale Agreement dated as of _________________, 1998 (the "PURCHASE AND SALE AGREEMENT"), between the Company and The Anschutz Corporation (the "PURCHASER"), also approved certain amendments to the Rights Agreement; and

     NOW, THEREFORE, the parties agree as follows (terms used but not otherwise defined herein shall have the same meanings as in the Purchase and Sale Agreement):

     1. Notwithstanding any other provision of the Rights Agreement, (a) the execution or the delivery of one or more of the Transaction Documents or the conclusion of one or more of the Transactions (including, without limitation (i) the acquisition by the Purchaser or any of its Affiliates of the Forest Shares and (ii) the "beneficial ownership" (as defined in the Rights Agreement) by any of the Purchaser and its Affiliates of the foregoing) will not cause or permit the Rights to become exercisable, the Rights to be separated from the stock certificates to which they are attached or any provision of the Rights Agreement to apply to the Purchaser or any other person by reason of or in connection with the Transaction Documents or the Transactions, including, without limitation, the designation of the Purchaser or any other person as an Acquiring Person (as defined in the Rights Agreement) the occurrence of a Distribution Date (as defined in the Rights Agreement) and the occurrence of a Shares Acquisition Date (as defined in the Rights Agreement), and (b) for purposes of this Rights Agreement, none of the Purchaser and its Affiliates shall at any time be deemed to be the Beneficial Owner (as defined in the Rights Agreement) of the shares of Common Stock and other securities referred to in the preceding clause (a), provided, however, that this amendment shall not effect any amendment of the Rights Agreement with respect to the acquisition or beneficial ownership of Voting Securities (as defined in the Rights Agreement) that are not referred to in the preceding clause (a) that may be acquired or owned beneficially by any of the Purchaser and its Affiliates from time to time (other that Voting Securities acquired pursuant to or in connection with, or beneficially owned as a result of, the payment of a dividend on or split-up, merger, reclassification, recapitalization, reorganization, combination, subdivision, conversion, exchange of shares or the like with respect to such Voting Securities).

     2. Except as otherwise amended herein, all provisions of the Rights Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

     3. This Amendment may be executed in any number of counterparts, each of such shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers, each of whom is duly authorized, as of the date first written above.

                                        FOREST OIL CORPORATION


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        CHASE MELLON SHAREHOLDER SERVICES L.L.C.


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                    SCHEDULE 1.01

                                     DEFINITIONS


     "ACQUISITION PROPOSAL" shall have the meaning ascribed thereto in
Section 5.04.

     "ACTION" shall mean an action, suit, investigation, complaint or other proceeding pending against or affecting a Person or its property, whether civil or criminal, in law or equity, or before any arbitrator or Governmental Entity.

     "AFFILIATE" of a Person shall mean any other Person controlling, controlled by or under common control with that first Person; provided, however, that the term "Affiliate" (a) when used to refer to Affiliates of the Anschutz Subsidiaries (as opposed to Affiliates of any other Person, such as Anschutz), shall only mean Persons controlled by the Anschutz Subsidiaries (rather than Persons controlling the Anschutz Subsidiaries or under common control with the Anschutz Subsidiaries) and (b) when used to refer to Affiliates of Anschutz, shall exclude the Anschutz Subsidiaries and their Affiliates. As used in this definition, the term "control" includes (x) with respect to any Person having voting shares or the equivalent and elected directors, managers or Persons performing similar functions, the ownership of or power to vote, directly or indirectly, shares or the equivalent representing 50% or more of the power to vote in the election of directors, managers or Persons performing similar functions, (y) ownership of 50% or more of the equity or equivalent interest in any Person or (z) the ability to direct the business and affairs of any Person by acting as a general partner, manager or otherwise.

     "AGREEMENT" shall have the meaning ascribed thereto in the introduction to this Agreement.

     "AIP" shall mean Anschutz Italian Petroli S.r.L., an Italian company.

     "AMI INVESTMENT OPPORTUNITY" shall mean any opportunity to acquire an interest (whether directly or indirectly, through the ownership of Equity Securities in a Person or otherwise) in any Oil and Gas Interest located within six miles of the boundaries of the areas covered by the Foreign Concessions constituting Oil and Gas Properties, but excluding opportunities to acquire the stock of publicly traded companies to the extent such acquisition would not result in Anschutz or its Affiliates becoming an Affiliate of such company.

     "ANSCHUTZ" shall have the meaning ascribed thereto in the introduction to this Agreement.

     "ANSCHUTZ ALBERTA" shall mean Anschutz Alberta Corporation, an Alberta corporation.

     "ANSCHUTZ ASSETS" shall mean the Italian Assets and all assets, rights, properties and interests of the Anschutz Subsidiaries, of any kind or character, whether owned, leased or licensed and whether real or personal, tangible or intangible, corporeal or incorporeal.

     "ANSCHUTZ CANADA" shall mean Anschutz Canada Exploration Corporation, an Alberta corporation and an Affiliate of Anschutz.

     "ANSCHUTZ FINANCIAL STATEMENTS" shall have the meaning ascribed thereto in
Section 4.05.

     "ANSCHUTZ GERMANY" shall mean Anschutz Germany GmbH, a German limited liability company and an indirect wholly-owned subsidiary of Anschutz.

     "ANSCHUTZ GROUP" shall mean "affiliated group" of corporations of which Anschutz Company, a Delaware corporation, is the "common parent" with the meaning of section 1504 of the Code and any other group of corporations that includes a Anschutz Subsidiary that files a combined, unitary or consolidated Tax Return.

     "ANSCHUTZ INDEMNIFIED PARTIES" shall have the meaning ascribed thereto in
Section 9.06.

     "ANSCHUTZ SUBSIDIARIES" shall mean, collectively, the entities identified in Section 2.01(b), Anschutz Alberta, Anschutz Canada, Anschutz Germany and Anschutz Thailand, all of their respective wholly or partially owned Affiliates and all entities listed in Schedule 4.12.

     "ANSCHUTZ SUPPORT ARRANGEMENTS" shall have the meaning ascribed thereto in
Section 9.14.

     "ANSCHUTZ TAX(ES)" shall mean (a) with respect to any Taxes measured or determined by reference to income, the amount of such Taxes attributable to the Anschutz Subsidiaries for all or any portion of a period ending on or before the Closing Date and (b) with respect to non-income Taxes of the Anschutz Subsidiaries other than AREC, the amount of such Taxes attributable to all or a portion of any period ending before January 1, 1998. The determination of the period to which a particular Tax is attributable shall be made by an interim closing of the books except for ad valorem Taxes and franchise Taxes based on capital which shall be prorated on a daily basis.

     "ANSCHUTZ THAILAND" shall mean Anschutz (Thailand) Company Limited, a limited liability company formed under the laws of Thailand and an indirect wholly-owned subsidiary of Anschutz.

     "APPROVAL" shall mean an authorization, consent, approval or waiver of, clearance by, notice to or registration or filing with, or any other similar action by or with respect to a Governmental Entity or any other Person and the expiration or termination of all prescribed waiting, review or appeal periods with respect to any of the foregoing.

     "AREC" shall mean Anschutz Ranch East Corporation, a Colorado corporation and Affiliate of Anschutz.

     "AREC CREDIT FACILITIES" shall mean collectively, (a) that certain Note Purchase Agreement, dated as of June 3, 1993, as amended, between Anschutz, et al. and Great American Life Insurance Company, American Empire Surplus Lines Insurance Company, Great American Insurance Company and Windsor Insurance Company, pertaining to the Senior Secured Notes (as defined therein) in the aggregate principal amount of $53,000,000 due May 31, 2003, and the documents and instruments executed in connection therewith including, without limitation, the Senior Notes and the Deeds of Trust as defined therein, and (b) that certain Note Purchase Agreement, dated as of June 3, 1993, as amended, between Anschutz, et al. and AT&T Commercial Finance Corporation, pertaining to the Subordinated Secured Notes (as defined therein) in the aggregate principal amount of $24,000,000, due May 31, 2007, with Arrearage Amount (as defined therein) due May 31, 2025, and the documents and instruments executed in connection therewith, including, without limitation, the Subordinated Secured Notes and the Deeds of Trust defined therein. If the indebtedness evidenced by the Note Purchase Agreement referenced in clause (b) immediately preceding is satisfied in full prior to Closing, the reference to such indebtedness shall be deemed to have been deleted from this definition. In addition, if the liens, deeds of trust and other security interests securing such indebtedness are released in full prior to Closing, any references to the instruments creating such liens, deeds of trust and other security interests that are contained in any of the Schedules to this Agreement shall be deemed to have been deleted.

     "BALANCE SHEET DATE" shall have the meaning ascribed thereto in
Section 4.05.

     "BEST EFFORTS" shall mean the taking by a Person of such action as would be in accordance with reasonable commercial practices as applied to the particular matter in question; provided, however, that such action shall not include the incurrence of unreasonable expense.

     "CANADIAN MERGER" shall have the meaning ascribed thereto in Section 5.11.


     "CASH AMOUNT" shall have the meaning ascribed thereto in Section 2.01(a).

     "CASUALTY DEFECT" shall have the meaning ascribed thereto in Section 7.04.

     "CLAIM" shall mean any and all claims, causes of action, demands, lawsuits, suits, proceedings, investigations or audits by Governmental Entities and administrative orders, whether civil or criminal, in law or in equity or before any arbitrator or Governmental Entity.

     "CLOSING" shall have the meaning ascribed thereto in Section 2.03.

     "CLOSING DATE" shall have the meaning ascribed thereto in Section 2.03.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "CONSOLIDATED SUBSIDIARY" of a Person at any date shall mean any subsidiary of such Person or other entity the accounts of which would be consolidated with those of the Person and its consolidated financial statements in accordance with GAAP as of that date.

     "CONTRACT" shall mean any contract, agreement, option, right to acquire, preferential purchase right, preemptive right, warrant, agreement regarding Debt, indenture, debenture, note, bond, loan, loan agreement, collective bargaining agreement, lease, mortgage, franchise, license, purchase order, bid, commitment, letter of credit, Guarantee, surety or any other legally binding arrangement, whether oral or written.

     "DEBT" of a Person at any date shall mean, without duplication, the sum of
(a) all obligations of the Person (i) for borrowed money, (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) to pay the deferred purchase price of property or services, except trade accounts payable or other accounts payable arising in the ordinary course of business, (iv) as lessee under capitalized leases, (v) under letters of credit issued for the account of the Person and (vi) arising under acceptance of facilities, plus (b) all Debt (as defined in clause (a)) of others Guaranteed by the Person, plus (c) all Debt (as defined in clauses (a) and (b)) of others secured by an Encumbrance on any asset of the Person and whether or not such obligations are assumed by the Person.

     "DEBT INSTRUMENTS" shall mean, collectively, (a) the Indenture dated as of September 8, 1993, between Forest and Shawmut Bank, Connecticut (National Association), as amended, (b) the Amended and Restated Credit Agreement dated as of August 31, 1995, among Forest, Subsidiary Guarantors (as defined therein) and The Chase Manhattan Bank, as agent, as amended, and (c) the Indenture dated as of September 29, 1997, among Canadian Forest Oil Ltd., Forest, as guarantor, and State Street Bank and Trust Company.

     "DEFECT NOTICE" shall have the meaning ascribed thereto to Section 7.01.

     "DEFECT VALUE" shall have the meaning ascribed thereto to Section 7.03(b).

     "DESIGNATED VALUE" shall have the meaning ascribed thereto in
Section 7.03(a).

     "EMPLOYEE OPTIONS" shall have the meaning ascribed thereto in
Section 3.12(b).

     "EMPLOYEE PLAN" shall mean, with respect to a Person, any plan, contract, commitment, program, policy, arrangement or practice maintained or contributed to by such Person and providing benefits to any employee, former employee, director or agent of such Person, including, without limitation, (a) any ERISA Plan, (b) any Multiemployer Plan, (c) any other "Employee Benefit Plan" (within the meaning of Section 3(3) of ERISA), (d) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, contract, commitment, program, policy, arrangement or practice and (e) any plan, contract, commitment, program, policy, arrangement or practice providing for "Fringe Benefits" or perquisites, including, without limitation, benefits relating to automobiles, clubs, vacations, child care, parenting, sabbatical or sick leave and medical, dental, hospitalization, life insurance and other types of insurance.

     "ENCUMBRANCE" shall mean any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, charge, deposit arrangement, preference, priority, security interest, charge, Claim, option, right of first refusal or other transfer restriction or encumbrance of any kind (including, but not limited to, consents to assignment, preferential purchase rights, conditional sales agreement or other title retention agreement, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

     "ENVIRONMENTAL LAWS" shall mean any and all Legal Requirements relating to the regulation or protection of human health, safety or the environment or to the emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, Environmental Release, transport or handling or pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

     "ENVIRONMENTAL NOTICE" shall have the meaning ascribed thereto in
Section 4.20(b)(ii).

     "ENVIRONMENTAL PERMITS" shall have the meaning ascribed thereto in
Section 4.20(a).

     "ENVIRONMENTAL RELEASE" shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, ground water and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property, including of energy or noise.

     "EQUIPMENT" shall mean all tangible personal property of a Person, including but not limited to, all equipment, and all of its forms, wherever located, now or hereafter existing.

     "EQUITY SECURITIES" shall mean, with respect to a Person, the capital stock of such Person and all other securities convertible into or exchangeable or exercisable for any shares of its capital stock, all rights to subscribe for or to purchase, all options for the purchase of, and/or calls, commitments, or claims of any character relating to, any shares of its capital stock and any securities convertible into or exchangeable or exercisable for any of the foregoing.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder, in each case as amended as of the date hereof and as the same may be amended or modified from time to time. References to titles, subtitles, sections, paragraphs, or other provisions of ERISA and the rules or regulations promulgated thereunder also refer to successor provisions.

     "ERISA PLAN" of a Person shall mean an "Employee Pension Benefit Plan" ( within the meaning of Section 3(2) of ERISA) other than a Multiemployer Plan, that is covered by Title IV of ERISA or subject to the minimum funding standards of section 412 of the Code that is maintained by the Person, to which the Person contributes or has an obligation to contribute or with respect to which the Person is an "Employer" (within the meaning of Section 3(5) of ERISA).

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "EXEMPT ASSETS" shall mean (a) reserves of oil, natural gas, shale or tar sands, (b) rights to reserves of oil, natural gas, shale or tar sands, or
(c) associated exploration or production assets, each within the meaning of the Hart-Scott-Rodino Act.

     "FOREIGN CONCESSIONS" shall mean all agreements (and applications and planned applications therefor) with Governmental Entities (or their designated representative with responsibility for granting rights to explore for, develop and produce hydrocarbons), of countries other than the United States, whereby the holder thereof or grantee thereunder has (or in the case of an application or planned application, is applying or will apply to have) an interest in oil, gas or other hydrocarbon reserves and production, and/or the right to explore for, develop or produce oil, gas or other hydrocarbons, including production sharing contracts and agreements, concessions, licenses and leases.

     "FOREST" shall have the meaning ascribed thereto in the introduction to this Agreement.

     "FOREST COMMON STOCK" shall mean the common stock, $.10 par value, of Forest.

     "FOREST FINANCIAL STATEMENTS" shall have the meaning ascribed thereto in
Section 3.05.

     "FOREST INDEMNIFIED PARTIES" shall have the meaning ascribed thereto in
Section 9.05.

     "FOREST SHARES" shall have the meaning ascribed thereto in Section 2.04(c).

     "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America from time to time.

     "GOOD TITLE" shall mean, with respect to a specific Oil and Gas Property, such title that:

            (a) is deducible of record from all official records kept by Governmental Entities responsible for the recordation of ownership of such assets, if any, including, without limitation, applicable county or parish clerks offices, state land offices, the Minerals Management Service, and all comparable Governmental Entities in countries other than the United States;

            (b) entitles the owner thereof to a Net Revenue Interest in each Unit or Well, as applicable, located on the lands covered thereby that is not less than the interest shown as the Net Revenue Interest for such Oil and Gas Property, Unit or Well on Schedule 4.17;

            (c) subjects the owner thereof to a Working Interest in each Unit or Well, as applicable, located on the lands covered thereby that is no greater than the interest shown as the Working Interest for such Oil and Gas Property, Unit or Well in Schedule 4.17; and

            (d) is free and clear of all Encumbrances other than the Permitted Encumbrances.

     "GOVERNMENTAL ENTITY" shall mean any governmental, quasi-governmental, state, county, city or other political subdivision of the United States or any other country, or any agency, court or instrumentality, foreign or domestic, or statutory or regulatory body thereof.

     "GUARANTEE" shall mean, with respect to any Person, any obligation, contingent or otherwise of such Person directly or indirectly guaranteeing any Debt or obligation of any other Person or in any manner providing for the payment of any Debt or performance of obligations of any other Person or the investment of funds in any other Person or otherwise protecting the holder of the Debt or the beneficiary of such obligations against loss (whether by agreement to indemnify, to lease assets as lessor or lessee, to purchase assets, goods, securities, or services, or to take-or-pay or otherwise), but the term "Guarantee" does not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has correlative meaning.

     "HART-SCOTT-RODINO ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related rules, regulations and published interpretations thereunder.

     "HAZARDOUS MATERIALS" shall mean, collectively, (a) any petroleum or petroleum products, geothermal products, natural gas, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCB's), (b) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants," "pollutants" or words of similar import under any Environmental Law, and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law and that are present in concentrations or at locations that present a threat to human health or the environment.

     "INDEMNIFIED PARTY" shall have the meaning ascribed thereto in
Section 9.08(a).

     "INDEMNIFYING PARTY" shall have the meaning ascribed thereto in
Section 9.08(a).

     "INDEPENDENT ENGINEERS" shall have the meaning ascribed thereto in
Section 4.18.

     "INTERCOMPANY INDEBTEDNESS" shall mean any Debt (a) owed by an Anschutz Subsidiary to Anschutz or an Affiliate of Anschutz or (b) owed to an Anschutz Subsidiary by Anschutz or an Affiliate of Anschutz.

     "INVESTMENT OPPORTUNITY NOTICE" shall have the meaning ascribed thereto in
Section 9.10(a).

     "ITALIAN ASSETS" shall mean the Foreign Concessions and other assets, interests and instruments described in section 1 of Part VII of Schedule 4.17.

     "KNOWLEDGE" shall mean, with respect to a Person, the actual knowledge of the officers and directors of such Person, in each case after reasonable investigation and inquiry of (a) any employees of such Person with supervisory responsibility over the matter in question or that are likely to have information regarding such matter and (b) the officers, directors and employees of any direct or indirect subsidiary of such Person that have supervisory responsibility over the matter in question or are likely to have information regarding such matter.

     "LEGAL REQUIREMENTS" shall mean, subject to Section 1.02, all applicable federal, state and local laws (statutory, judicial or otherwise), judgments, decrees, orders, statutes, ordinances, rules, regulations or permits, in each case, whether foreign or domestic, including, without limitation, (a) all laws, ordinances and regulations relating to environmental protection, health and safety, (b) the Securities Act and the Exchange Act and all orders issued and regulations promulgated under the Securities Act and the Exchange Act and
(c) all interest, escrow and escheat filing requirements relating to suspense funds.

     "LICENSE" shall mean any license, permit, franchise, certificate of authority or order, or any extension, modification or waiver of the foregoing, issued by any Governmental Entity, but excluding any Oil and Gas Interests.

     "LOSSES" shall mean all losses, costs, damages, liabilities and expenses of every type, including, without limitation, court costs and reasonable attorneys' fees and expenses.

     "MATERIAL ADVERSE EFFECT" shall mean, in relation to any asset or Person, any material and adverse affect on such asset, or on the assets, liabilities, financial position, business, operations or affairs, taken as a whole, of such Person.

     "MULTIEMPLOYER PLAN" shall mean, with respect to a Person, a "Multiemployer Plan" (within the meaning of Section 3(37) of ERISA) to which such Person contributes or has an obligation to contribute or which provides benefits to any employee, former employee, director or agent of such Person.

     "NET REVENUE INTEREST" shall mean, with respect to any Oil and Gas Property, the interest in and to all production of oil, gas and hydrocarbon minerals saved, produced and sold from such Oil and Gas Property, after giving effect to all valid lessors' royalties, overriding royalties, production payments, net profits interests, carried interests, liens and other encumbrances or charges against production therefrom, and without reduction, suspension or termination for the productive life of such Oil and Gas Property.

     "NON-AREC ANSCHUTZ ASSETS" shall have the meaning ascribed thereto in
Section 2.02(a)(i)(B).

     "NOTICE" shall have the meaning ascribed thereto in Section 11.01.

     "NOTIFICATION DEADLINE" shall have the meaning ascribed thereto in
Section 7.01.

     "OIL AND GAS INTERESTS" shall mean (a) oil and gas leases, oil, gas and other mineral leases, oil leases, gas leases, Foreign Concessions, and any other real property interests, leases, or Contracts granting the right to explore for and produce hydrocarbons and (b) all interests in Units or Wells, fee interests, subleases, mineral rights, farmouts, back-in interests, joint venture interests, operating rights, royalties, overriding royalties, production payments, net profits interests, carried interests, easements, rights-of-way, surface leases, permits, licenses and other interests, together with all rights, titles, interests, tenements, hereditaments, appurtenances, benefits and privileges attributable to each such interest.

     "OIL AND GAS PROPERTIES" shall mean the Oil and Gas Interests listed on
Schedule 4.17.

     "ORIGINAL WORKING CAPITAL" shall have the meaning ascribed thereto in
Section 9.16(a).

     "PARTY(IES)" shall have the meaning ascribed thereto in the Introduction to this Agreement.

     "PERMITTED ACTIVITIES" shall have the meaning ascribed thereto in
Section 5.04.

     "PERMITTED ENCUMBRANCES" shall mean, with respect to a given Oil and Gas
Property:

            (a) lessors' royalties, overriding royalties, and division orders and sales contracts covering oil, gas or associated liquid or gaseous hydrocarbons, gas balancing or deferred production agreements, rights to recoupment, unitization, communitization and pooling designations and agreements, reversionary interests and similar burdens if and to the extent the net cumulative effect of such burdens does not operate to reduce the Net Revenue Interest at any time in such Oil and Gas Property to less than the Net Revenue Interest set forth in Schedule 4.17 for such Oil and Gas Property;

            (b) preferential rights to purchase and required third party consents to assignments and similar agreements with respect to which:

                    (i) waivers or consents are obtained from the appropriate parties prior to Closing,

                    (ii) the appropriate time period for asserting such rights has expired without an exercise of such rights prior to Closing,

                    (iii) arrangements can be made by Anschutz that are acceptable to Forest in order for Forest to receive the same economic and operational benefits as if all such waivers and consents had been obtained; or

                    (iv) are not triggered or put into effect as a result of the transactions provided for in this Agreement;

            (c) liens for taxes or assessments not yet due or not yet delinquent or, if delinquent, that are not material or are being contested in good faith in the normal course of business (and with respect to the Anschutz Subsidiaries, for which adequate reserves have been established);

            (d) all rights to approve, required notices to, filings with, or other actions by Governmental Entities in connection with the sale or conveyance of the Anschutz Assets or the Purchased Equity Interests if the same are customarily obtained subsequent to such sale or conveyance;

            (e) rights of reassignment, to the extent any exist as of the date of this Agreement, upon the surrender or expiration of any Oil and Gas Interest constituting such Oil and Gas Property;

            (f) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like; conditions, covenants or other restrictions; and easements for streets, alleys, highways, telephone lines, pipelines, railways and other easements and rights-of-way, on, over or in respect of such Oil and Gas Property that individually, or in the aggregate, do not have a Material Adverse Effect on the ownership, operation, value or use of such Oil and Gas Property;

            (g) liens, if any, to be released at Closing in a form acceptable to Forest;

            (h) the terms and conditions of all leases, agreements, orders, pooling or unitization agreements or declarations included in the Anschutz Assets or to which the Anschutz Assets are subject (including the Contracts listed in Schedules 4.14 and 4.17) as long as same do not reduce the Net Revenue Interest for such Oil and Gas Property listed in Schedule 4.17 and do not increase the Working Interest for such Oil and Gas Property as listed in Schedule 4.17;

            (i) rights reserved to or vested in any Governmental Entity authorized to control or regulate such Oil and Gas Property in any manner, and all applicable Legal Requirements;

            (j) materialmen's, mechanics', repairmen's, employees', contractors', operators' or other similar liens or charges arising in the ordinary course of business incidental to construction, maintenance or operation of such Oil and Gas Property:

                    (i) if they have not been filed pursuant to applicable Legal Requirements, or

                    (ii) if filed, they have not yet become due and payable or payment is being withheld as provided by law or pending resolution of Anschutz's good faith contest thereof;

            (k) all other liens, charges, encumbrances, contracts, agreements, instruments, obligations, defects and irregularities (including, without limitation, tax partnerships and liens of operators relating to obligations not yet due pursuant to which Anschutz or the Anschutz Subsidiaries are not in default) that are not such as to interfere materially with the use, operation or value of the Anschutz Assets; and

            (l)     the AREC Credit Facilities.

     "PERSON" shall mean any natural person, firm, partnership, association, corporation, limited liability company, company, trust, entity, public body or government.

     "POST-CLOSING TAXABLE PERIOD" shall mean all or a portion of (a) any taxable period after the Closing Date or (b) any taxable period with respect to which the Tax is computed by reference to Tax Items, assets, capital or operations of the Anschutz Subsidiaries arising after, or existing subsequent to, the Closing Date.

     "PRE-CLOSING TAXABLE PERIOD" shall mean all or a portion of (a) any taxable period up to and including the Closing Date or (b) any taxable period with respect to which the Tax is computed by reference to Tax Items, assets, capital or operations of the Anschutz Subsidiaries arising on or before, or existing as of, the Closing Date.

     "PROPRIETARY RIGHT" shall mean any copyright, uncopyrighted work, trademark, trademark right, service mark, trade name, trade name right, patent, patent right, unpatented invention, license, permit, trade secret, know-how, invention, computer software, seismic data or intellectual property right or any other proprietary right including any application or License for, or the goodwill of the business relating to, any of the foregoing.

     "PROXY STATEMENT" shall have the meaning ascribed thereto in
Section 6.06(a)(i).

     "PURCHASED EQUITY INTERESTS" shall mean all of the issued and outstanding equity interests of Anschutz Canada, Anschutz Germany and Anschutz Thailand.

     "REAL PROPERTY" shall mean all real property interests, together with all tenements, hereditaments, easements, rights of ways, privileges and appurtenances to those interests and improvements and fixtures on or to those interests.

     "RECALCULATED WORKING CAPITAL" shall have the meaning ascribed thereto in
Section 9.16(a).

     "REGISTRATION RIGHTS AGREEMENT" shall mean that certain Registration Rights Agreement dated as of May 19, 1995, by and between Forest and Anschutz, as amended by that certain Amendment No. 1 to Registration Rights Agreement dated November 5, 1996.

     "RIGHTS" shall have the meaning ascribed thereto in Section 3.12(b).

     "RIGHTS AGREEMENT" shall have the meaning ascribed thereto in
Section 3.12(b).

     "RIGHTS PREFERRED STOCK"  shall have the meaning ascribed thereto in
Section 3.12(a).

     "ROYALTY PLAN" shall mean that certain Royalty Plan No. 6 of the Anschutz Corporation, dated effective as of November 1, 1993. Capitalized terms used in this Agreement in reference to the Royalty Plan and not otherwise defined in this Agreement shall have the meaning ascribed thereto in the Royalty Plan.

     "SEC DOCUMENTS" shall have the meaning ascribed thereto in Section 3.14.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "SHAREHOLDERS AGREEMENT" shall mean that certain Shareholders Agreement dated July 27, 1995, by and between Forest and Anschutz, as amended by that certain First Amendment to Shareholders Agreement dated as of January 24, 1996.

     "SHAREHOLDERS MEETING" shall have the meaning ascribed thereto in
Section 6.06(a)(i).

     "TAX INDEMNIFIED PARTY" shall have the meaning ascribed thereto in
Section 10.06(a).

     "TAX INDEMNIFYING PARTY" shall have the meaning ascribed thereto in
Section 10.06(a).

     "TAX ITEMS" shall have the meaning ascribed thereto in Section 10.01(a).

     "TAX LOSSES" shall have the meaning ascribed thereto in Section 10.04.

     "TAX RETURN" shall mean a report, return or other information required to be filed by a Person with or submitted to a Governmental Entity with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes the Person.

     "TAXES" shall mean all taxes, charges, fees, levies, duties, imposts, withholdings, restrictions, fines, interest, penalties, additions to tax or other assessments or charges, including, but not limited to, income, excise, property, withholding, sales, use, gross receipts, value added and franchise taxes, license recording, documentation and registration fees and customs duties imposed by any Governmental Entity.

     "THAILAND NOTE" shall mean the promissory note, dated November 26, 1996, payable by The Anschutz Overseas Corporation ("AOC"), a Colorado corporation and a wholly-owned subsidiary of Anschutz, to Anschutz Thailand, and originally made by Anschutz; such promissory note being the replacement of the original equity contribution made by AOC to Anschutz Thailand.

     "THIRD-PARTY CLAIM" shall have the meaning ascribed thereto in
Section 9.08(a).

     "TITLE DEFECT" shall have the meaning ascribed thereto in Section 7.01.

     "TRANSACTION DOCUMENTS" shall have the meaning ascribed thereto in
Section 3.01.

     "TRANSITION PERIOD" shall have the meaning ascribed thereto in
Section 9.12.

     "UNIT" shall mean any unitized, pooled or communitized oil or gas properties.

     "WELL" shall mean any well, whether for the production of oil, gas or other substances or for injection or disposal, whether existing or future, and whether active, shut-in or abandoned.

     "WORKING CAPITAL" shall have the meaning ascribed thereto in Section 9.16.

     "WORKING INTEREST" shall mean, with respect to each Oil and Gas Property, the interest in and to the full and entire oil and gas leasehold estates of the lands and depths within such Oil and Gas Property (after giving effect to applicable pooling or unitization), and all rights and obligations of every kind and character appurtenant thereto, or arising therefrom, without regard to any valid lessor's royalties, overriding royalties, production payments, carried interests, liens and other encumbrances or charges against production therefrom, insofar as such interest is burdened with the obligation to bear and pay costs of operations in respect of such Oil and Gas Property and without increase, temporarily or otherwise, for the respective productive lives of such Oil and Gas Property.

     The following schedules have been intentionally omitted and will be supplied to the Commission upon request:

Exhibit   2.04(i)  Form of Second Amendment to Shareholders Agreement
          2.04(j)  Form of Amendment No. 2 to Registration Rights Agreement
          2.04(k)  Form of Amendment No. 2 to Rights Agreement

Schedule  1.01     Defined Terms
          3.03     Consents and Approvals (Forest)
          3.08(a)  Litigation (Forest)
          3.10(c)  Employee Matters (Forest)
          4.03     Approvals (Anschutz)
          4.06     Absence Certain Changes or Events (Anschutz)
          4.07     Tax Claims (Anschutz)
          4.12     Anschutz Subsidiaries; Capitalization
          4.14     Contracts
          4.17     Property (Anschutz)
          4.18(d)  Wells
          4.18(e)  Overbalance
          4.20     Environmental Matters
          4.23     Special Purpose Company
          5.03     Negative Covenants
          9.12     Transition Period Obligations
          9.14     Anschutz Support Arrangements